UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 240.14a-12
___________________________
VIEW, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
___________________________

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JUNE 5, 2023

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of View, Inc. (“View” or the “Company”):

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of View, Inc. will be held in a virtual format only, on July 25, 2023, at 9:00 AM, Pacific Time, for the following purposes as more fully described in the proxy statement:

(1)To elect the six director nominees named in the proxy statement, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal;

(2)To approve, on a non-binding advisory basis, the compensation of the named executive officers;

(3)To adopt and approve an amendment, in the form of Annex B to the accompanying proxy statement, to our Certificate of Incorporation that effects a reverse stock split of the outstanding shares of the Company’s Class A common stock, par value $0.0001 per share, at a reverse stock split ratio of 40-for-1, 45-for-1, 50-for-1, 55-for-1 or 60-for-1, as determined by our Board of Directors at a later date (the “Reverse Stock Split,” and, such proposal, the “Reverse Stock Split Proposal”);

(4)To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023; and

(5)To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on June 12, 2023, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements thereof.

We cordially invite you to attend the virtual Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. To attend, vote, and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/VIEW2023 using the control number on your proxy card or voting instruction form. You may revoke your proxy and reclaim your right to vote at any time prior to its use at the Annual Meeting. The proxy statement includes information on what you will need to attend the virtual Annual Meeting.

By Order of the Board of Directors,

Toby Cosgrove
Chairman of the Board

, 2023

The accompanying proxy statement is dated

, 2023, and is first being mailed to our stockholders on or about

, 2023.

AVAILABILITY OF PROXY MATERIALS

This proxy statement is dated

, 2023, and is first being mailed to our stockholders on or about

, 2023. Certain stockholders, in accordance with their prior requests, may have received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on July 25, 2023

Our Annual Report on Form 10-K for the year ended December 31, 2022, as amended (our “Form 10-K”), and this proxy statement are available at www.virtualshareholdermeeting.com/VIEW2023.

PROXY STATEMENT

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of View, Inc. (“View” or the “Company”) for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. Our Annual Meeting will be held in a virtual format only, on July 25, 2023, at 9:00 AM, Pacific Time. To attend, vote, and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/VIEW2023 using the control number on your proxy card or voting instruction form.

Only stockholders of record as of the close of business on June 12, 2023 (the “record date”), are entitled to receive notice of the Annual Meeting and to vote during the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the record date, there were shares of our Class A common stock, par value $0.0001 (our “common stock), issued and outstanding and entitled to vote at the Annual Meeting. Our principal executive offices are located at 195 South Milpitas Blvd., Milpitas, California, 95035. This proxy statement is dated

, 2023, and is first being mailed to our stockholders on or about

, 2023.

About View

We are a former blank check company incorporated on September 27, 2019, under the name CF Finance Acquisition Corp. II (“CF II”) as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 8, 2021 (the “Closing Date”), CF II consummated the previously announced merger pursuant to an Agreement and Plan of Merger, dated November 30, 2020 (the “Merger Agreement”), by and among CF II, PVMS Merger Sub, Inc., a Delaware corporation and wholly owned-subsidiary of CF II (“Merger Sub”), and View Operating Corporation (formerly known as View, Inc.) (hereinafter referred to as “Legacy View”). Pursuant to the Merger Agreement, a business combination between CF II and Legacy View was affected through the merger of Merger Sub with and into Legacy View (the “Business Combination”), with Legacy View as the surviving company and as a wholly-owned subsidiary of CF II (the “Merger” and collectively with the other transactions described in the Merger Agreement, the “Transactions”). On the Closing Date, CF II changed its name from CF Finance Acquisition Corp. II to View, Inc. and Legacy View changed its name to View Operating Corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are forward-looking within the meaning of the federal securities laws, including safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, and as such are not historical facts. This includes, without limitation, statements regarding our financial position, capital structure, indebtedness and business strategy, and plans and objectives of our management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of future performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

Forward-looking statements are based on current expectations, estimates, assumptions, projections, forecasts and management’s beliefs, which are subject to change. There can be no assurance that future developments affecting our company will be those that we have anticipated. Forward-looking statements involve a number of risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Should one or more of these risks or uncertainties materialize, or should any of the expectations, estimates, assumptions, projections, forecasts or beliefs prove incorrect, actual results may differ materially from what is expressed or forecasted in such forward-looking statements. Such risks include, but are not limited to: actual or anticipated variations in our quarterly operating results; results of operations that vary from the expectations of our company or of securities analysts and investors; the impact of the global COVID-19 pandemic; changes in financial estimates by our management or by any securities analysts who might cover our securities; conditions or trends in the industries in which we operate; changes in the market valuations of similar companies; changes in the markets in which we operate; stock market price and volume fluctuations of comparable companies and, in particular, those that operate in the smart glass industry; disruptions to our business relationships, performance, current plans, employee retention and business generally; publication of research reports about our company or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; announcements by our company or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures, capital commitments, strategic partnerships or divestitures; investors’ general perceptions of our company and our business; announcements by third parties or the outcome of any claims or legal proceedings that may be instituted against our company; the ability to maintain compliance with the continued listing requirements of, and to maintain the listing of our securities on, The Nasdaq Stock Market LLC (“Nasdaq”); volatility in the price of our securities due to a variety of factors, including downturns or other changes in the highly competitive and regulated industries in which we operate, variations in performance across competitors, and changes in laws and regulations affecting our business; our ability to implement business plans, forecasts and other expectations, and identify and realize additional opportunities; actions by stockholders, including the sale of shares of our common stock; speculation in the press or investment community; recruitment or departure of key personnel; overall performance of the equity markets; disputes or other developments relating to intellectual property rights, including patents, litigation matters and our ability to obtain, maintain, defend, protect and enforce patent and other intellectual property rights for our technologies, and the potential infringement on the intellectual property rights of others; cyber security risks or potential breaches of data security; uncertainty regarding economic events; changes in interest rates; general market, political and economic conditions, including an economic slowdown, recession or depression; our operating performance and the performance of other similar companies; our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts; new legislation or other regulatory developments that adversely affect our company or the markets or industries in which we operate; our ability to continue as a going concern; our ability to raise additional capital on acceptable terms or at all; and other risks and uncertainties described in the “Risk Factors” section of our Form 10-K and our subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Form 10-K and our subsequent Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The foregoing list of factors is not exhaustive.

Forward-looking statements included in this proxy statement speak only as of the date of this proxy statement or any earlier date specified for such statements. Readers are cautioned not to put undue reliance on forward-looking statements, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. We do not give any assurance that we will achieve our expectations.

INFORMATION ABOUT THE ANNUAL MEETING

Annual Meeting Proposals

Proposal	Matter	Board Vote Recommendation
1	Election of Directors	FOR EACH NOMINEE
2	Non-Binding Advisory Vote on Executive Compensation	FOR
3	Reverse Stock Split	FOR
4	Ratification of Selection of PricewaterhouseCoopers LLP	FOR

Voting Matters

Quorum. The holders of at least

shares (a majority of shares issued and outstanding and entitled to vote at the Annual Meeting) must be present at the Annual Meeting or represented by proxy to conduct business at the Annual Meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Voting by Stockholders of Record. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the Internet by following the instructions in this Proxy Statement. If you receive printed copies of the proxy materials by mail, you may also vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who virtually attend the Annual Meeting may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIEW2023, entering the applicable control number, and following the instructions on the Annual Meeting website.

Voting by Beneficial Owners. If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by proxy by following the instructions provided in this Proxy Statement, voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm (such proposal is considered a “routine” matter under Nasdaq rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under Nasdaq rules). To vote during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares.

Changing Your Vote. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending and voting during the Annual Meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Votes Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on each of the six director nominees and one vote on each other matter. To be elected, each director nominee must receive a plurality of the votes cast. Approval of Proposals 2 and 4 requires the affirmative vote of the holders of a majority of the total number of shares of common stock present at the meeting in person or represented by proxy and entitled to vote on such matter, voting as a single class. Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock. As of June 12, 2023, the record date, there were shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting.

Effect of Abstentions and Broker Non-Votes. For Proposal 1, the election of directors, broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) and abstentions will not count as votes cast and will have no impact on whether such proposal is approved. For Proposals 2 and 3, broker non-votes will not be counted as present and entitled to vote and will have no impact on whether such proposals are approved. Brokers will have discretionary authority to vote on Proposal 4, since it is considered a routine matter under Nasdaq rules. For Proposals 2, 3 and 4, abstentions will be counted as present and entitled to vote and will have the same effect as votes “against” such proposals.

Voting Instructions. If you complete and submit a proxy with voting instructions, the persons named as proxy holders will follow your instructions. If you are a stockholder of record and submit a proxy without voting instructions, or if your instructions are unclear, the persons named as proxy holders will vote as the Board recommends on each proposal. With respect to any other matters properly presented at the Annual Meeting, the persons named as proxy holders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.

Proxy Solicitation

The solicitation of proxies is made by the Company. We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. As is customary, we will reimburse brokerage firms, banks, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

Attending the Annual Meeting

We are pleased to welcome stockholders to our Annual Meeting. The Annual Meeting will be held in a virtual format only to provide a safe experience for our stockholders and employees. We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.

To attend and vote at the Annual Meeting, please visit www.virtualshareholdermeeting.com/VIEW2023 and follow the instructions included in this Proxy Statement or on your proxy card. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. Please see “Attending the 2023 Annual Meeting of Stockholders of View, Inc.” below for additional information.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

The Board has nominated the six individuals listed below to stand for election for a term expiring at the 2024 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. See “Proposal 1: Election of Directors.” Rao Mulpuri was appointed to our Board in December 2008 and was elected by our stockholders to continue serving on our Board at the annual meeting of stockholders in December 2022. Nigel Gormly was appointed to our Board in August 2015 and was elected by our stockholders to continue serving on our Board at the annual meeting of stockholders in December 2022. Toby Cosgrove and Lisa Picard were elected by our stockholders to our Board in March 2021 in connection with the Business Combination and elected by our stockholders to continue serving on our Board at the annual meeting of stockholders in December 2022. Julie Larson-Green was appointed to our Board in June 2021 and was elected by our stockholders to continue serving on our Board at the annual meeting of stockholders in December 2022. Scott Rechler was appointed as the Vice-Chairman of our Board in November 2022 and was elected by our stockholders to continue serving on our Board at the annual meeting of stockholders in December 2022.

Our Board nominees are a diverse group of leaders. Two of our Board nominees are women, and one is from an underrepresented racial/ethnic group. Many of our Board nominees have experience serving as executive officers or on boards of major companies. Our Board nominees also have extensive experience in the fields of medicine, venture capital and investment banking, technology and real estate.

We have set forth below information regarding each person nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Nominating and Corporate Governance Committee and the Board believe that the experience, qualifications, attributes, and skills of our Board nominees provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders. Other than as provided for in our Amended and Restated Bylaws (our “Bylaws”) and our Amended and Restated Certificate of Incorporation (our “Charter”), our directors are elected annually.

Dr. Rao Mulpuri, age 54, has served as View’s Chief Executive Officer and on the Board since December 2008. Prior to View, Dr. Mulpuri held several executive positions at Novellus Systems, most recently as President of Novellus Systems Japan, and Vice President/General Manager of the Integrated Metals Business. Dr. Mulpuri holds a Ph.D. in Materials Engineering and a MS in Manufacturing Engineering from Boston University, and a BE in Mechanical Engineering from Manipal Institute of Technology in India. Dr. Mulpuri also completed the Advanced Management Program at Harvard Business School. Dr. Mulpuri is a member of the Young Presidents Organization, the Urban Land Institute, the Advisory Board of the College of Engineering at Boston University and the Executive Board of the Silicon Valley Leadership Group. We believe Dr. Mulpuri is qualified to serve as a member of the Board due to his extensive executive management and technology industry leadership experience, as well as his deep knowledge of View’s technology and business operations.

Nigel Gormly, age 49, has served as a member of the Board since August 2015. Mr. Gormly initially served as the representative director of the New Zealand Superannuation Fund, and then as an independent director. Until June 2019, Mr. Gormly served as the New Zealand Superannuation Fund’s Head of International Direct Investment primarily responsible for the Fund’s direct investments in energy, infrastructure and expansion capital, as well as leading the Fund’s collaboration efforts with global investment partners. Prior to joining the Fund, Mr. Gormly spent 10 years with Fonterra, where he held a number of strategic development and commercial leadership roles, most recently as General Manager Commercial Ventures. Mr. Gormly’s early career was focused on M&A and corporate finance advisory based in London, with assignments throughout Asia, Latin America and Europe. A Chartered Financial Analyst, Nigel holds a B.Sc, BCom and a Graduate Diploma in Finance from the University of Auckland. He currently serves on the Boards of LanzaTech (Nasdaq: LNZA) and CTF Pledge Pioneers. We believe Mr. Gormly is qualified to serve as a member of the Board based on his extensive experience in the venture capital and investment banking industries.

Dr. Toby Cosgrove, MD, age 81, Chairman of the Board, joined the Board on March 8, 2021. From 2004 through 2017, Dr. Cosgrove served as the CEO and president of the Cleveland Clinic, where he led the $8 billion organization to new heights of achievement and efficiency, seeing it ranked the #2 hospital in America (U.S. News). Dr. Cosgrove joined the Cleveland Clinic in 1975 and chaired the Department of Thoracic and Cardiovascular surgery from 1989 to 2004. He has performed over 22,000 operations and earned an international reputation in valve repair. Dr. Cosgrove also holds 30 patents for medical innovations. He currently serves as Executive Advisor, working with Cleveland Clinic leadership on strategies for national and international growth. He has also served as a director for Hims & Hers Health, Inc. (NYSE: HIMS) since January 2021 and American Well Corporation (NYSE: AMWL) since November 2019. Dr. Cosgrove is a member of the National Academy of Medicine, and a Fellow of the National Academy of Inventors. He graduated from Williams College and the University of

Virginia School of Medicine and trained at Massachusetts General Hospital and Brook General Hospital in London. In 1967, he was a surgeon in the U.S. Air Force, earning a Bronze Star. We believe Dr. Cosgrove is qualified to serve as a member of the Board based on his extensive experience as an executive and board member, as well as his deep medical expertise.

Lisa Picard, age 53, joined the Board on March 8, 2021. Ms. Picard is currently a partner at Sway Ventures, a US-based venture capital firm. Ms. Picard previously served as President and Chief Executive Officer of EQ Office, a U.S. office portfolio company wholly-owned by Blackstone’s real estate funds, until March 2022. Ms. Picard joined EQ Office in 2016 as its Chief Operating Officer and was named CEO in 2017. Prior to joining EQ, Ms. Picard worked as a real estate executive for Skanska, developing office and residential properties in the Northwest United States, while also guiding investments for the company in Sweden, Norway and Denmark. Ms. Picard has also held executive roles at Canyon Ranch Spa and Resorts and Hines Interests. She also serves on the Board of Directors for MiiR Holdings, a product-to-project B corporation. Ms. Picard holds two master’s degrees from Massachusetts Institute of Technology and a BS from California State Polytechnic University-Pomona. We believe Ms. Picard is qualified to serve as a member of the Board based on her extensive experience as an executive and board member, as well as her deep knowledge of the real estate industry.

Julie Larson-Green, age 61, has served as a member of the Board since June 2021. As an advisor, investor, and board member, Ms. Larson-Green currently helps companies successfully develop their people, products, and processes to create great experiences and deliver growth. Ms. Larson-Green has served as Chief Technology Officer of Magic Leap 2 since September 2021. From January 2018 to February 2021, Ms. Larson-Green served as the chief experience officer at Qualtrics. From 1993 to 2017, she served in a variety of executive leadership and product development roles at Microsoft, including leadership in building Microsoft Office, Windows, Internet Explorer, Xbox, and Surface. She also cultivated a startup culture, fostering ideas to reflect the company’s broader vision of helping people achieve more and focus on what matters most. Ms. Larson-Green has served as a director of Health Catalyst, Inc. (Nasdaq: HCAT) since January 2020. We believe Ms. Larson-Green is qualified to serve as a member of the Board based on her executive leadership experience, including chief experience officer, and her knowledge of the technology industry.

Scott Rechler, age 55, has served as a member of the Board since November 2022. Mr. Rechler is a prominent leader in the real estate industry, with more than 30 years of real estate experience. Mr. Rechler has served as the Chief Executive Officer and Chairman of RXR Realty (“RXR”) since January 2007. From 2011 to 2016, Mr. Rechler served on the Board of Commissioners as Vice Chairman for the Port Authority of New York and New Jersey. He later served on the Board of the New York Metropolitan Transportation Authority (MTA) from 2017 to 2019. In November 2021, Mr. Rechler was elected to the Board of Directors of the Federal Reserve Bank of New York to serve the remainder of an existing term. He was re-elected to a 3-year term at the end of December 2021. In addition to his role at RXR, Mr. Rechler currently serves as a board member of the Regional Plan Association, trustee and Vice Chair of the National September 11 Memorial and Museum at the World Trade Center, member of the Real Estate Board of New York (REBNY), Chair of The Feinstein Institute for Medical Research and member of the Board of Trustees at Northwell Health, and a member of the NYU Real Estate Institute Advisory Committee. Mr. Rechler also serves on the Board of the Tribeca Film Institute, where he serves as its Co-Chair, and he also serves on the Board of the Drum Major Institute, Convene, Kitchen United, and the Hospital for Special Surgery. He previously was the Chairman and CEO of RXR Acquisition Corp. (Nasdaq: RXRA), Chairman and Chief Executive Officer of Reckson Associates Realty Corp. (NYSE: RA) and served on the Board of Directors of American Campus Communities, Inc. (NYSE: ACC). Mr. Rechler is a graduate of Clark University and the New York University Schack Institute. Mr. Rechler was appointed to the Board pursuant to the Agreement for Strategic Planning and Consulting Services (the “Strategic Agreement”), dated as of October 25, 2022, by and between the Company and RXR FP Services LLC. Pursuant to the Strategic Agreement, RXR FP Services LLC was appointed to render strategic planning and consulting services to View, and was given the right to appoint the Vice-Chairman of our Board until the earlier of (i) the fifth annual meeting of stockholders of the Company following the date of the Strategic Agreement and (ii) the end of the term of the Strategic Agreement. We believe Mr. Rechler is qualified to serve as a member of the Board based on his extensive experience as an executive and board member at public and private companies, as well as his extensive experience in the real estate industry.

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of six members. Toby Cosgrove serves as Chairman of the Board and is a non-employee independent director. Scott Rechler serves as Vice-Chairman of the Board. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally, as required.

In accordance with the terms of our Bylaws, each director shall be elected by a plurality of the votes cast at each annual meeting of stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Unless otherwise required by law or our charter, vacancies on the Board or any committee thereof resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal, and, in the case of any committee of the Board, shall hold office until their successors are duly appointed by the Board or until their earlier death, resignation or removal. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance committee is required to coordinate an annual self-evaluation of the Board’s effectiveness, as well as the performance of each committee of the Board, the results of which are discussed with the full Board and each committee. The assessment includes a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Nominating and Corporate Governance Committee utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and in making recommendations to the Board with respect to assignments of Board members to various committees.

Board Leadership Structure

We have separated the roles of Chairman of the Board and the CEO. While the Chairman of the Board works closely with the CEO and other members of our management, the Chairman of the Board is not part of management and does not have an operating or external role or responsibility. The Board considers it useful and appropriate to designate a Chairman of the Board to act as the presiding director at Board meetings, to call and organize such meetings and to manage the agenda thereof, and to manage the affairs of the Board, including ensuring that the Board is organized properly, functions effectively and meets its obligations and responsibilities. The Chairman of the Board also acts as the principal contact for the CEO and other members of the Board and management, as appropriate, for matters requiring the attention of the full Board. We believe that this leadership structure is appropriate given the attention, time, effort, and energy that the CEO is required to dedicate to his position in the current business environment, and the high level of commitment required to serve as our Chairman of the Board.

Role of Board of Directors in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while one of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of the Board, and potential conflicts of interest.

Our Board believes its current leadership structure supports the risk oversight function of our Board.

Director Qualifications & Board Diversity

Except as may be required by rules promulgated by Nasdaq or the SEC, there are currently no specific minimum qualifications that must be met by each candidate for our Board, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board to possess. The Nominating and Corporate Governance Committee considers a number of factors in its assessment of the appropriate skills and characteristics of members of the Board, as well as the composition of the Board as a whole. These factors include the members’ qualification as independent, as well as consideration of judgment, character, integrity, diversity, skills, and experience in such areas as operations, technology, finance, and the general needs of the Board and such other factors as the Nominating and Corporate Governance Committee may consider appropriate.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity. However, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the members of the Board represent diverse viewpoints. In considering candidates for the Board, the Board and the Nominating and Corporate Governance Committee consider the entirety of each candidate’s credentials in the context of the factors mentioned above. The Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f), with two female directors and one South Asian director.

Board Diversity Matrix (as of May 30, 2023)

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees is composed solely of independent directors. Each committee operates under a charter that was approved by our Board and has the composition and responsibilities described below. The following descriptions of the committee charters are qualified in their entirety by reference to the complete text of such charters, each of which is available on our website.

The following table sets forth the current membership of each of our Board’s committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Rao Mulpuri
Toby Cosgrove		✓	✓
Nigel Gormly	✓✓		✓
Julie Larson-Green	✓		✓✓
Lisa Picard	✓	✓✓
Scott Rechler
_______________________________
✓✓ Chair

Audit Committee

The members of our Audit Committee are Nigel Gormly, Julie Larson-Green and Lisa Picard, with Nigel Gormly serving as chair of the Audit Committee. Our Board has determined that each member of our Audit Committee meets the requirements for independence for audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the Audit Committee is financially literate and our Board has determined that Lisa Picard qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial oversight expertise. Both our independent registered public accounting firm and management periodically meet with our Audit Committee. In 2022, the Audit Committee held 11 meetings.

We have adopted an Audit Committee charter, which details the purpose and principal functions of the Audit Committee, including:

•assisting Board oversight of: (1) our accounting and financial reporting processes, (2) the quality and integrity of our financial statements and the auditing of those financial statements, (3) compliance with legal and regulatory requirements, (4) our independent registered public accounting firm’s qualifications and independence and (5) the design and implementation of our internal audit function, if applicable;

•the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•the review and approval of our independent auditor’s annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between us and our independent auditor;

•reviewing the performance of our independent auditor;

•obtaining and reviewing, at least annually, a report from our independent auditor describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

•evaluating the independent auditor’s independence by, among other things, reviewing the independent auditor’s relationships with us and any disclosed relationships or services that may impact the independent auditor’s objectivity and independence;

•monitoring the independent auditor’s compliance with SEC audit partner rotation requirements;

•monitoring our compliance with SEC employee conflict of interest requirements;

•overseeing our policies and procedures in our Related Party Transactions Policy and reviewing proposed transactions or courses of dealings requiring approval or ratification under such policy; and

•reviewing legal and regulatory matters, including any matters that may have a material impact on our financial statements.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our Audit Committee is available on our website at investors.view.com/corporate-governance/governance-overview.

Compensation Committee

The members of our Compensation Committee are Lisa Picard and Toby Cosgrove, with Lisa Picard serving as chair of the Compensation Committee. Our Board has determined that each member of our Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the Compensation Committee is also an outside director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In 2022, the Compensation Committee held three meetings.

We have adopted a Compensation Committee charter, which details the purpose and responsibility of the Compensation Committee, including:

•evaluating annually the performance of the Chief Executive Officer and, in light of the goals and objectives of our executive compensation plans, making recommendations to the Board with respect to the Chief Executive Officer’s compensation based on this evaluation;

•overseeing our compensation and employee benefit plans and practices, including our executive and director compensation plans, and our incentive-compensation and equity-based plans;

•reviewing at least annually our executive compensation plans, as well as goals and objectives with respect to such plans, and recommending any appropriate amendments or new executive compensation plans; and

•reviewing any perquisites or other personal benefits granted or to be granted to our executive officers.

The charter of the Compensation Committee permits the committee to delegate any or all of its authority when it deems it appropriate and in the best interests of our company and when such delegation would not violate applicable law, regulation or Nasdaq or SEC requirements. In addition, the Compensation Committee has the authority under its charter to retain or obtain the advice of compensation consultants, independent legal counsel and other advisors.

Since the closing of our initial public offering on March 8, 2021, our Compensation Committee has been responsible for making all executive compensation determinations. In 2022, the Compensation Committee continued its retention of Compensia, Inc. (“Compensia”) as our independent compensation consultant to advise the Compensation Committee with respect to director and officer compensation.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at investors.view.com/corporate-governance/governance-overview.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Toby Cosgrove, Nigel Gormly and Julie Larson-Green, with Ms. Larson-Green serving as chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. In 2022, the Nominating and Corporate Governance Committee held two meetings.

We have adopted a Nominating and Corporate Governance Committee charter, which details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•identifying and recommending to the Board individuals qualified to serve as directors of View, consistent with criteria approved by the Board;

•assisting in identifying, recruiting and, if appropriate, interviewing director candidates to fill positions on the Board, consistent with criteria approved by the Board;

•reviewing, at least annually, the corporate governance guidelines adopted by the Board and recommending any changes to the Board;

•overseeing the annual self-evaluation process of the Board and its committees and recommending any changes to the Board; and

•considering any other corporate governance issues that arise from time to time, and developing appropriate recommendations for the Board.

The charter also provides that the Nominating and Corporate Governance Committee may, in its sole discretion, retain or obtain the advice of a third-party search firm, consultant, legal counsel or other adviser, and shall be directly responsible for the appointment, compensation and oversight of the work of any such third-party search firm, consultant, legal counsel or other adviser.

The composition and function of our Nominating and Corporate Governance Committee complies with all applicable SEC and Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at investors.view.com/corporate-governance/governance-overview.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors, including those discussed in the “Director Qualifications & Board Diversity” section of this proxy statement. In the event that vacancies on the Board are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee has from time to time retained third parties to whom a fee is paid to assist it in identifying or evaluating potential director nominees.

Stockholders of record (i) on the record date for an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors and (ii) on the date of the giving of proper notice of such stockholder’s proposal may propose director candidates for election to the Board at such annual or special meeting by submitting to the Secretary of the Company, in proper written form, the information required by our Bylaws for stockholder nominations. Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Attendance at our Board of Directors and Stockholder Meetings

During 2022, our Board held 15 meetings, and each member (other than Mr. Rechler, who joined the Board in November 2022) attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. All of the six directors then serving on the Board attended the Company’s 2022 annual meeting of stockholders.

Executive Sessions of Outside Directors

To encourage and enhance communication among outside directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the outside directors will meet in executive sessions, without management directors or management present, on a periodic basis. In addition, if any of our outside directors are not independent directors, then our independent directors will also meet in executive sessions on a periodic basis. These executive sessions are chaired by Dr. Cosgrove, our independent Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee have ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve on our Board or Compensation Committee.

Communications with the Board of Directors

The Board has the following process for securityholders to send communications to the Board: stockholders and other interested parties wishing to communicate directly with our independent directors may do so by writing and sending the correspondence to our Chief Legal Officer by mail to our principal executive offices at 195 South Milpitas Blvd., Milpitas, California, 95035. Our Chief Legal Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, including, without limitation, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Legal Officer will route such communications to the appropriate director(s) or, if none is specified, then to the Chairman of the Board. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our Insider Trading Policy, our employees, including our officers and the members of our Board, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as options, warrants, puts and calls, and other similar instruments on our securities, (3) hedging transactions (including, without limitation, prepaid variable forward sale contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, (4) pledging any of our securities as collateral for any loans, (5) holding our securities in a margin account and (6) placing standing or limit orders on our securities.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website at investors.view.com/corporate-governance/governance-overview. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms filed during or with respect to our most recent fiscal year, we believe there was one delinquent Section 16(a) report: the Initial Statement of Beneficial Ownership of Securities on Form 3 filed by Madrone Capital Partners, LLC, Madrone Partners, L.P., Jameson J. McJunkin, Thomas Patterson and Gregory Boyd Penner on February 16, 2022.

Director Independence

The rules of Nasdaq require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We currently have four “independent directors” as defined in Nasdaq rules and applicable SEC rules. Our Board has determined that each individual on the Board, other than Dr. Mulpuri and Mr. Rechler, qualifies as an independent director under Nasdaq listing standards.

Board Compensation

Our Board maintains a non-employee director compensation policy (the “Director Compensation Policy”) for our non-employee directors. The Director Compensation Policy was developed with input from Compensia regarding practices and compensation levels at comparable companies. The Director Compensation Policy is designed to attract, retain and reward outside directors.

Under the Director Compensation Policy, each outside director (other than as noted below) is eligible to receive the cash and equity compensation for Board services described below. We also will reimburse our outside directors for reasonable, customary and documented travel expenses to meetings of our Board or its committees and other expenses.

Cash Compensation

Outside directors are entitled to receive the following cash compensation for their service under the Director Compensation Policy:

•$75,000 per year for service as a board member;

•$20,000 per year for service as lead independent director of the board;

•$20,000 per year for service as chair of the Audit Committee;

•$10,000 per year for service as member of the Audit Committee;

•$15,000 per year for service as chair of the Compensation Committee;

•$7,500 per year for service as member of the Compensation Committee;

•$10,000 per year for service as chair of the Nominating and Corporate Governance Committee; and

•$5,000 per year for service as member of the Nominating and Corporate Governance Committee.

Each outside director who serves as the chair of a committee will receive only the annual cash fee as the chair of the committee, and not the additional annual cash fee as a member of the committee. All cash payments to outside directors (other than as noted above) are paid quarterly on a pro-rated basis.

Equity Compensation
Each person who first becomes an outside director following the effective date of the Director Compensation Policy will receive an annual award of RSUs having a value to be determined by the Board upon recommendation of the Compensation Committee (with the number of shares of our Class A common stock subject to the award determined by dividing such value by the closing sales price of a share of our Class A common stock on the applicable grant date, but rounded down to the nearest whole share), with such award vesting in equal, quarterly installments over one year, subject to continued service through each applicable vesting date. No awards were made to outside directors in 2022. On March 27, 2023, each outside director, except Mr. Gormly, received an award of 100,000 shares with such award vesting in equal, quarterly installments over one year, subject to continued service through each applicable vesting date. In light of Mr. Gormly’ s extensive efforts as Audit Committee Chair, on March 27, 2023, Mr. Gormly, received an award of 200,000 shares with such award vesting in equal, quarterly installments over one year, subject to continued service through each applicable vesting date.

2022 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board during the year-ended December 31, 2022 by our non-employee directors. Dr. Mulpuri’s compensation as a named executive officer is set forth below under “Executive Compensation Tables—2022 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Current Directors:
Toby Cosgrove	104,556	—	104,556
Lisa Picard	98,528	—	98,528
Julie Larson-Green	92,056	—	92,056
Nigel Gormly	98,528	—	98,528
Scott Rechler	—	—	—
Former Directors:
Tom Leppert [1]	13,986	—	13,986
_______________________________
(1)Tom Leppert resigned as a director of the Company effective February 22, 2022.

The following table shows all shares of Class A common stock subject to outstanding stock options and stock awards held by our non-employee directors as of December 31, 2022.

Name	Option Awards Outstanding (#)	RSU Awards Outstanding (#)
Current Directors:
Toby Cosgrove	9,447	—
Lisa Picard	—	—
Julie Larson-Green	—	—
Nigel Gormly	—	—
Scott Rechler	—	—
Former Directors:
Tom Leppert	—	—

Our Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. Such program will continue to be designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward non-employee directors who contribute to the long-term success of our Company.

Stockholder Proposals and Nominations for the 2024 Annual Meeting

Proposals for Inclusion in our Proxy Materials

Under SEC rules, if a stockholder wishes to submit a proposal for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders, the proposal must be received by our Secretary not later than

, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.

Stockholder Nominations

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in our Charter with respect to the right of holders of preferred stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in our Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in our Bylaws.

In addition to any other applicable requirements, including those in our Bylaws, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, which means not earlier than March 27, 2024, nor later than April 26, 2024. In no event shall the adjournment or postponement of an annual meeting of stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Universal Proxy Rules

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act no later than May 26, 2024.

Detailed information for submitting proxy access nominations will be provided upon written request to the Chief Legal Officer of View, Inc., 195 South Milpitas Blvd., Milpitas, California, 95035.

Other Business

Any stockholder who wishes to make a nomination or introduce an item of business, other than as described above, must comply with the procedures set forth in our Bylaws, including delivering proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, which means not earlier than March 27, 2024, nor later than April 26, 2024. Detailed information for submitting stockholder proposals or nominations, other than for inclusion in our proxy statement, will be provided upon written request to the Chief Legal Officer of View, Inc., 195 South Milpitas Blvd., Milpitas, California, 95035.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of May 30, 2023, with respect to securities held by:

•each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of our common stock;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days, in each case here as of May 30, 2023. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
As of May 30, 2023, there were 241,595,252 shares of our common stock issued and outstanding.

Name and Address of Beneficial Owners (1)	Number of Shares	Ownership Percentage (%)
Directors and Executive Officers
Rao Mulpuri(2)	16,445,197	6.5%
Amy Reeves(3)	93,527	*
Rahul Bammi(4)	2,877,603	1.2%
Martin Neumann(5)	1,193,833	*
Nitesh Trikha(6)	1,105,158	*
Anshu Pradhan(7)	1,199,123	*
Bill Krause(8)	817,252	*
Toby Cosgrove(9)	113,803	*
Nigel Gormly(10)	177,662	*
Julie Larson-Green(11)	97,497	*
Lisa Picard(12)	102,662	*
Scott Rechler(13)	—	*
All executive officers and directors as a group (12 individuals)	24,223,317	9.3%
5% or More Shareholders:
SVF Excalibur (Cayman) Limited(14)	66,194,110	27.4%
Madrone Partners, L.P.(15)	48,325,145	18.7%
Guardians of New Zealand Superannuation(16)	27,183,150	11.2%
CF Finance Holdings II, LLC(17)	24,256,991	9.6%
Anson Funds Management LP(18)	26,814,094	9.9%
USAA Real Estate(19)	17,474,299	6.7%
BNP Paribas Asset Management UK LTD(20)	16,822,430	6.5%
_______________________________
* Less than one percent

(1)Unless otherwise noted, the business address of each of the following individuals is c/o View, Inc., 195 South Milpitas Blvd., Milpitas, California, 95035.
(2)Interests shown consist of (a) options to purchase 12,612,699 shares of Class A common stock that are exercisable within 60 days of May 30, 2023, (b) 439,379 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023, and (c) 3,393,119 shares of Class A common stock.
(3)Interests shown consist of (a) 57,894 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023 and (b) 35,633 shares of Class A common stock.

(4)Interests shown consist of (a) options to purchase 2,603,638 shares of Class A common stock that are exercisable within 60 days of May 30, 2023, (b) 66,226 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023, and (c) 207,739 shares of Class A common stock.
(5)Interests shown consist of (a) options to purchase 894,064 shares of Class A common stock that are exercisable within 60 days of May 30, 2023, (b) 66,226 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023, and (c) 233,543 shares of Class A common stock.
(6)Interests shown consist of (a) options to purchase 831,193 shares of Class A common stock that are exercisable within 60 days of May 30, 2023, (b) 66,226 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023, and (c) 207,739 shares of Class A common stock.
(7)Interests shown consist of (a) options to purchase 887,089 shares of Class A common stock that are exercisable within 60 days of May 30, 2023, (b) 66,226 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023, and (c) 245,808 shares of Class A common stock.
(8)Interests shown consist of (a) options to purchase 605,540 shares of Class A common stock that are exercisable within 60 days of May 30, 2023, (b) 57,894 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023, and (c) 153,818 shares of Class A common stock.
(9)Interests shown consist of (a) options to purchase 11,141 shares of Class A common stock that are exercisable within 60 days of May 30, 2023, (b) 50,000 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023, and (c) 52,662 shares of Class A common stock.
(10)Interests shown consist of (a) 100,000 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023 and (b) 77,662 shares of Class A common stock.
(11)Interests shown consist of (a) 50,000 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023 and (b) 47,497 shares of Class A common stock.
(12)Interests shown consist of (a) 50,000 shares of Class A common stock issuable upon the vesting of RSU awards within 60 days of May 30, 2023 and (b) 52,662 shares of Class A common stock.
(13)Mr. Rechler is the Chief Executive Officer and Chairman of RXR. Mr. Rechler disclaims beneficial ownership of any Company securities beneficially owned by RXR.
(14)According to a Schedule 13D filed on March 18, 2021, SVF Excalibur (Cayman) Limited (“SVF Excalibur”) is the record holder of the shares of Class A common stock shown. SVF Excalibur is a wholly owned subsidiary of SVF Endurance (Cayman) Limited (“SVF Endurance”), which is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. (“AIV M1”). SVF Endurance and AIV M1 have shared voting and dispositive power over the shares held by SVF Excalibur. SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) and is exclusively responsible for managing AIV M1 in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of AIV M1, SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of AIV M1’s investments. SBIA UK has shared voting and dispositive power over the shares held by SVF Excalibur. The board of directors of SBIA UK is comprised of Rajeev Misra, Saleh Romeih, Kalika Jayasekera and Neil Hadley. The investment committee of SBIA UK is comprised of Masayoshi Son, Rajeev Misra, and Saleh Romeih. The business address of each of SVF Excalibur and SVF Endurance is c/o Walkers Corp Ltd., Cayman Corporate Centre, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008. The business address of AIV M1 is 251 Little Falls Drive, Wilmington, DE 19808. The business address of SBIA UK is 69 Grosvenor Street, London W1K 3JP, United Kingdom.The information is based solely on such Schedule 13D filed on March 18, 2021.
(15)Interests shown include 30,996,469 shares and warrants to purchase up to 1,045,541 shares held by Madrone Partners, L.P. Interests shown also include 16,283,135 shares issuable upon conversion of Notes held by Madrone Partners, L.P. Madrone Capital Partners, LLC is the general partner of Madrone Partners, L.P. and has shared voting and dispositive power over the shares held by Madrone Partners, L.P. Greg Penner, Jameson McJunkin and Thomas Paterson are managers of Madrone Capital Partners, LLC and share voting and dispositive power over the shares held by Madrone Partners, L.P. The business address of Madrone Partners, L.P. is 1149 Chestnut Street, Suite 200, Menlo Park, California 94025.
(16)According to a Schedule 13G filed on March 18, 2021, the interests shown consist of 377,479 redeemable warrants of View, each exercisable for one share of Class A common stock of View. The Class A shares reported herein are held by Guardians of New Zealand Superannuation as manager and administrator of the New Zealand Superannuation Fund being property of His Majesty the King in right of New Zealand and managed by Guardians of New Zealand Superannuation. The business address of Guardians of New Zealand Superannuation is PO BOX 106 607, Auckland 1143, New Zealand. The information is based solely on such Schedule 13G filed on March 18, 2021.
(17)Interests shown consist of (a) 1,100,000 Private Placement Shares, (b) 12,470,000 Founder Shares, (c) 424,494 PIPE Shares, (d) 187,887 Engagement Letter Shares, (e) 366,666 shares of Class A common stock issuable upon the exercise of Private Placement Warrants and (f) 9,707,944 shares of Class A common stock issuable upon the conversion of Notes. CF Finance Holdings II, LLC (“CF Holdings II”) is the record holder of the Private Placement Shares, the Founder Shares, the PIPE Shares and the Private Placement Warrants described above. Cantor Fitzgerald & Co. is the record holder of the Engagement Letter Shares. CFPI is the record holder of the Notes described above. Cantor Fitzgerald, L.P. (“Cantor”) is the sole member of CF Holdings II. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor. Howard W. Lutnick is the Chairman and Chief Executive Officer of CFGM and the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the shares held directly by CF Holdings II and Cantor Fitzgerald & Co. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of CF Finance Holdings II, LLC is 110 East 59th Street, New York, NY 10022. The business address of Cantor Fitzgerald & Co. is 499 Park Avenue, New York, New York 10022. The business address of CFPI is 110 East 59th Street, New York, New York 10022.

(18)Interests shown consist of an aggregate of 26,814,094 shares issuable upon conversion of Notes held as follows: 17,385,730 shares issuable upon exercise of Notes held by Anson Investments Master Fund LP (“AIMF”), 4,884,815 shares issuable upon exercise of Notes held by Anson East Master Fund LP (“AEMF”), 360,656 shares issuable upon exercise of Notes held by Anson North Star Tactical Equity Fund LP (“ANSF”), 355,847 shares issuable upon exercise of Notes held by Arch Anson Tactical Real Estate Fund (“Arch”), 605,901 shares issuable upon exercise of Notes held by Arch Anson Tactical Real Estate NR Fund (“Arch NR”), and 3,221,145 shares issuable upon exercise of Notes held by Anson Opportunities Master Fund LP (“AOMF,” and together with AIMF, AEMF, ANSF, Arch and Arch NR, the “Anson Funds”). Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisers of the Anson Funds, hold voting and dispositive power over the shares issuable upon exercise of Notes held by the Anson Funds. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares issuable upon exercise of the Notes held by the Anson Funds except to the extent of their pecuniary interest therein. The registered address of the Anson Funds is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(19)Interests shown consist of an aggregate of 17,474,299 shares issuable upon conversion of Notes held by USAA Real Estate as follows by the following holders of record: US RE Company, LLC (9,707,944), Bridger Holdings, LP (5,824,766) and NBT Capital, LLC (1,941,589). The business address of the US RE Company, LLC is US RE Company, LLC, 9830 Colonnade Boulevard, Suite 600, San Antonio, Texas 78230.The business address of Bridger Holdings, LP is 555 Bryant Street, #601, Palo Alto, CA 94301. The business address of NBT Capital, LLC is PO Box 24, Gallatin Gateway, MT 59730.
(20)Interests shown consist of 16,822,430 shares issuable upon conversion of Notes held by BNP Paribas Asset Management UK LTD. The business address of the record holder is 5 Aldermanbury Square, London, Ec2v7bp.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions Policy

All of our directors and executive officers are subject to our Code of Business Conduct and Ethics and our Related Party Transactions Policy, and our directors are guided in their duties by our Corporate Governance Guidelines. Our Code of Business Conduct and Ethics requires that our directors and executive officers avoid situations where a conflict of interest might occur or appear to occur. In general, our directors and executive officers should not have a pecuniary interest in transactions involving us or a customer, licensee, or supplier of the Company, unless such interest is solely a result of routine investments made by the individual in publicly traded companies. In the event that a director or executive officer is going to enter into a related party transaction with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, the director or executive officer must fully disclose the nature of the related party transaction to our Chief Legal Officer. For directors and executive officers, such related party transaction then must be reviewed and approved in advance by the Audit Committee. For other conflicts of interest that may arise, the Code of Business Conduct and Ethics advises our directors and executive officers to consult with our Chief Legal Officer. In addition, each director and officer is required to complete a director and officer questionnaire on an annual basis and upon any new appointment, which requires disclosure of any related-party transactions pertaining to the director or executive officer. Our Board will consider such information in its determinations of independence with respect to our directors under applicable Nasdaq and SEC rules.

Other than with respect to Mr. Rechler as described below, none of our directors, executive officers or their immediate family members has or has had any material interest in any transaction in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K.

Related Party Transactions

Registration Rights Agreement

On November 30, 2020, concurrently with the execution of the Merger Agreement, CF II and certain Legacy View stockholders (the “Investors”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which became effective at the closing. Pursuant to the terms of the Registration Rights Agreement, the Company was obligated to file one or more registration statements to register the resales of our common stock held by such Investors, on the terms set forth in the Registration Rights Agreement. Investors holding at least 25% of the registrable securities owned by all Investors were entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of 1933, as amended, of all or part of their registrable securities, up to a total of three such demands. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, such Investors could demand at any time or from time to time, that the Company file a registration statement on Form S-1 (or any similar short-form registration which may be available at such time) to register the resale of the registrable securities of the Company held by such Investors. The Registration Rights Agreement also provided such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, CF II agreed to indemnify such Investors and certain persons or entities related to such Investors such as their officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which the Investors sell their registrable securities, unless such liability arose from such Investors’ misstatement or omission, and the Investors including registrable securities in any registration statement or prospectus agreed to indemnify CF II and certain persons or entities related to CF II such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is available at www.sec.gov.

Sponsor Registration Rights Agreement

Prior to the closing, CF II entered into an amendment (the “Sponsor RRA Amendment”) to that certain Registration Rights Agreement, dated as of August 26, 2020 (the “Original Sponsor RRA,” and together with the Sponsor RRA Amendment, the “Sponsor Registration Rights Agreement”), by and among CF II, Sponsor and the other parties thereto, to provide that Sponsor’s and the other party’s thereto rights thereunder with respect to an Underwritten Offering (as defined in the Sponsor Registration Rights Agreement) shall be pari passu to the rights of the holders of registrable securities under the Registration Rights Agreement.

Under the Sponsor Registration Rights Agreement, the founder shares, with certain exceptions, were not transferable, assignable or salable until the period ending on the earlier of (A) March 8, 2022 (one year after the completion of the Business Combination), or (B) subsequent to the Business Combination, (x) if the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of our common stock for cash, securities or other property. The 1,100,000 private placement shares and the 366,666 private placement warrants issued to the Sponsor in a private placement, with certain exceptions, became transferable, assignable or salable on April 7, 2021 (the period ending 30 days after the completion of the Business Combination).

The foregoing description of the Sponsor Registration Rights Agreement is qualified in its entirety by reference to the full text of the Original Sponsor RRA and the Sponsor RRA Amendment, copies of which are available at www.sec.gov.

Sponsor Support Agreement

Contemporaneously with the execution of the merger agreement for our initial business combination, we entered into a Sponsor Support Agreement with the Sponsor and View Operating Corporation (“Legacy View”), pursuant to which, among other things: (i) for the benefit of Legacy View, the Sponsor agreed to comply with its obligations under the letter agreement, dated as of August 26, 2020 (the “Insider Letter”), by and among us, the Sponsor and certain officers and directors of ours, to not transfer, to not participate in the “Redemption” (defined as the election of an eligible (as determined in accordance with our governing documents) holder of shares of our common stock to redeem all or a portion of the shares of our common stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the trust account (including any interest earned on the funds held in the trust account, but net of taxes payable and up to $100,000 to pay dissolution expenses) (as determined in accordance with our governing documents) in connection with the business combination) and to vote its shares of common stock in favor of the merger agreement and the business combination (including the merger), and we agreed to enforce such provisions, and we and the Sponsor provided Legacy View with certain consent rights with respect to transfers of our common stock owned by the Sponsor and amendments, modifications or waivers under the Insider Letter, (ii) to waive its anti-dilution rights with respect to its shares of Class B common stock under the existing charter, (iii) to release us, Legacy View, PVMS Merger Sub, Inc. and their respective subsidiaries effective as of the closing from all pre-closing claims, subject to customary exceptions and (iv) the Sponsor subjected 4,970,000 of its shares of Class B common stock (the “Sponsor Earn-Out Shares”) to vesting and potential forfeiture (and related transfer restrictions) after the closing based on a five year post-closing earnout, with (a) 50% of the Sponsor Earn-Out Shares being released if the stock price of Class A common stock exceeds $12.50 for 5 out of any 10 trading days, (b) 25% of the Sponsor Earn-Out Shares being released if the stock price of Class A common stock exceeds $15.00 for 5 out of any 10 trading days and (c) 25% of the Sponsor Earn-Out Shares being released if the stock price of Class A common stock exceeds $20.00 for 5 out of any 10 trading days, in each case, subject to early release for a Company sale, change of control or going private transaction or delisting after the closing.

Lock-Up Agreements

Concurrently with the execution of the merger agreement, we and Legacy View entered into Lock-Up Agreements with a number of View stockholders, pursuant to which the View common stock held by such View stockholders would be locked-up and subject to transfer restrictions for a period of time following the closing, as described below, subject to certain exceptions. The View securities held by such View stockholders would be locked-up until the earlier of: (i) six (6) months after the closing, or (ii) the date after the closing on which View consummates a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction after the closing which results in all of View’s stockholders having the right to exchange their equity holdings in View for cash, securities or other property. Such shares are no longer subject to such transfer restrictions.

Subscription Agreements

Contemporaneously with the execution of the merger agreement, we entered into the Subscription Agreements with certain of the PIPE investors, including the Sponsor and certain Legacy View stockholders, pursuant to which those PIPE investors agreed to purchase, and we agreed to sell to those PIPE investors, an aggregate of up to 30,000,000 shares of Class A common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $300,000,000, with the Sponsor’s subscription agreement accounting for $50.0 million of such aggregate investment. The Subscription Agreements entered into contemporaneously with the execution of the merger agreement permitted PIPE investors that were not Legacy View stockholders or affiliates of us prior to the closing to offset and reduce the number of shares that they were required to purchase at the closing by acquiring shares of Class A common stock in the open market or private transactions and not redeeming such shares in the Redemption. The PIPE investors purchased an aggregate of 42,103,156 shares of Class A common stock for an aggregate purchase price of approximately $441.1 million (including shares purchased by an investor pursuant to a subscription agreement entered into after the execution of the Subscription Agreements). Pursuant to the Subscription Agreements, the Company also agreed to register the resale of the PIPE shares.

Committed Equity Facility

On August 8, 2022, we entered into a Primary Common Stock Purchase Agreement with CF Principal Investments LLC (“CFPI”), a Delaware limited liability company, and a Standby Common Stock Purchase Agreement with YA II PN, Ltd. (“Yorkville”), a Cayman Islands exempted company (collectively, the “CSPAs”). Pursuant to the CSPAs, we may issue and sell to CFPI and Yorkville, from time to time as provided in the CSPAs, and CFPI and Yorkville shall in the aggregate purchase from us, up to the lesser of (i) $100,000,000 in aggregate gross purchase price of newly issued shares of our common stock, and (ii) the number of shares of our common stock representing 19.99% of the voting power or number of shares of our common stock issued and outstanding immediately prior to the execution of the CSPAs, subject to reduction as described in the CSPAs, in each case subject to certain conditions and limitations set forth in the CSPAs.

The CSPAs also provide that we shall issue to CFPI a number of shares of our common stock(the “Upfront Commitment Fee”) equal to (i) $1,250,000, divided by (ii) the closing price of our common stock on the trading day prior to the filing of the Initial Registration Statement (as defined below). The Upfront Commitment Fee is deemed to be fully earned and non-refundable as of the date of the CSPAs, regardless of whether any purchases of our common stock are made or settled under the CSPAs or any subsequent termination of the CSPAs.

Sales of our common stock to CFPI and Yorkville under the CSPAs, and the timing of any sales, will be determined by us from time to time in our sole discretion, and will depend on a variety of factors, including, among other things, market conditions, the trading price of our common stock and determinations by us regarding the use of proceeds of such sales. The net proceeds from any sales under the CSPAs will depend on the frequency with, and prices at, which shares of our common stock are sold to CFPI and Yorkville. We expect to use the proceeds from any sales under the CSPAs for, among other things, working capital and general corporate purposes.

Upon the initial satisfaction of the conditions to CFPI’s and Yorkville’s obligations to purchase shares of our common stock set forth in the CSPAs (the date of initial satisfaction of all such conditions, the “Commencement Date”), including that a registration statement registering the resale by CFPI and Yorkville of such shares of Common Stock under the Securities Act of 1933, as amended, is declared effective by the U.S. Securities and Exchange Commission, and CFPI and Yorkville are permitted to utilize the prospectus therein to resell all of the shares included in such prospectus, we will have the right, but not the obligation, from time to time at our sole discretion until the earliest of (i) the first day of the month next following the date that is 36 months after the effective date of the Initial Registration Statement, (ii) the date on which CFPI and Yorkville shall have purchased, in the aggregate, $100,000,000 worth of shares pursuant to the CSPAs, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Global Market or an alternative market and (iv) the date on which we commence a voluntary bankruptcy case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of our creditors, to direct CFPI and Yorkville to purchase up to a specified maximum amount of shares of Common Stock as set forth in the CSPAs by delivering written notice to CFPI or Yorkville prior to 9:00 AM, Eastern Time, on any trading day. The purchase price of the shares of Common Stock that we elect to sell to CFPI and Yorkville pursuant to the CSPAs will be 97% of the volume weighted average price of the shares of Common Stock during the applicable purchase date. Notwithstanding the foregoing, if we deliver a purchase notice for a purchase in excess of 20% of the total volume of our Common Stock traded during the applicable purchase period, the purchase price shall be the lower of (a) the volume weighted average price of the shares of Common Stock during the applicable purchase date and (b) the lowest sale price in any Block (defined as a trade in excess of 100,000 shares on a single trading day to a single purchaser) sold on the trading day following the delivery and acceptance of such purchase notice.

The CSPAs contain customary representations, warranties, conditions and indemnification obligations by each party. The CSPAs also provide that the representations and warranties of us (a) that are not qualified by “materiality” or “Material Adverse Effect” (as defined in the CSPAs) must be true and correct in all material respects as of the Commencement Date, except to the extent such representations and warranties are as of another date, in which case such representations and warranties must be true and correct in all material respects as of such other date, and (b) that are qualified by “materiality” or “Material Adverse Effect” (as defined in the CSPAs) must be true and correct as of the Commencement Date, except to the extent such representations and warranties are as of another date, in which case such representations and warranties must be true and correct as of such other date. The CSPAs also provide that the representations and warranties of us must be true and correct as described in (a) and (b) above as of a date within three trading days following each time we file (i) an Annual Report on Form 10-K and certain Annual Reports on Form 10-K/A, (ii) a Quarterly Report on Form 10-Q, (iii) certain Current Reports on Form 8-K containing amended financial information and (iv) the Initial Registration Statement, any New Registration Statement (as defined in the CSPAs) or any supplement or post-effective amendment thereto, subject to certain exceptions and in any event not more than once per calendar quarter. The representations, warranties and covenants contained in the CSPAs were made only for purposes of the CSPAs and as of specific dates, are solely for the benefit of the parties to the CSPAs and are subject to certain important limitations. We have the right to terminate the CSPAs at any time after the Commencement Date upon three trading days’ prior written notice. CFPI and Yorkville have the right to terminate the CSPAs upon three trading days’ prior written notice if, among other things, a Material Adverse Effect (as defined in the CSPAs) has occurred and is continuing.

The foregoing description of the CSPAs does not purport to be complete and is qualified in its entirety by the terms and conditions of the CSPAs, copies of which are available at www.sec.gov.

Committed Equity Facility Registration Rights Agreement

On August 8, 2022, in connection with the entry into the CSPAs, we, CFPI and Yorkville entered into a Registration Rights Agreement (the “CEF RRA”). Pursuant to the CEF RRA, we have agreed to register the resale, pursuant to Rule 415 under the Securities Act of 1933, as amended, of the shares of Common Stock that may be sold to CFPI and Yorkville pursuant to the CSPAs, including the shares constituting the Upfront Commitment Fee.

The foregoing description of the CEF RRA does not purport to be complete and is qualified in its entirety by the terms and conditions of the CEF RRA, a copy of which is available at www.sec.gov.
WorxWell Acquisition
On December 1, 2021, the Company acquired certain assets associated with the WorxWell™ data analytics platform from RXR. In connection with such acquisition, the Company issued 2,000,000 shares of Class A common stock and a warrant to purchase 1,000,000 shares of Class A common stock to an affiliate of RXR. Scott Rechler, one of our directors, is the Chief Executive Officer and Chairman of RXR.

Convertible Notes

Investment Agreement

On October 25, 2022, we entered into an Investment Agreement (the “Investment Agreement”) with the Purchasers (as defined in the Investment Agreement), including entities affiliated with RXR, USAA Real Estate, Anson Funds and BNP Paribas Asset Management, relating to the sale by us to the Purchasers of $200.0 million aggregate principal amount of our 6.00% / 9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes,” and the transactions contemplated by the Investment Agreement, the “Note Transactions”). Scott Rechler, one of our directors, is the Chief Executive Officer and Chairman of RXR. On October 26, 2022, we completed the sale to the Purchasers of the Notes pursuant to the Investment Agreement.

The gross proceeds from the sale of the Notes were approximately $200.0 million, prior to deducting fees and estimated offering expenses. We intend to use the net proceeds from this sale for general corporate purposes.

Subject to certain limitations, the Investment Agreement provides the Purchasers with certain registration rights for the shares of Common Stock issuable upon conversion of the Notes and exercise of the RXR Warrants (as defined below). The Investment Agreement requires us to prepare and file a registration statement with the U.S. Securities and Exchange Commission as soon as reasonably practicable after the issuance of the Notes, and in any event within ninety (90) days thereafter, to register the shares underlying the Notes and the RXR Warrants, including shares issuable upon conversion of the Notes if we were to elect the “payment-in-kind” option for the Notes for every interest payment date until maturity.

The Purchasers include new investors as well as current stockholders (some of which are affiliates), an affiliate of Cantor Fitzgerald & Co., placement agent for the Notes and our financial advisor in connection with past corporate transactions, and affiliates of RXR, a party with which we have an existing commercial relationship and with which we have engaged in prior corporate transactions.

Indenture and Issuance of Convertible Notes

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of October 26, 2022, by and between us and Wilmington Trust, National Association, as trustee. The Notes are senior, unsecured obligations of ours, bearing interest at a rate of 6.00% per annum, to the extent paid in cash (“Cash Interest”), and 9.00% per annum, to the extent paid in kind through an increase in the principal amount of the Notes (“PIK Interest”). We can elect to make any interest payment through Cash Interest, PIK Interest or any combination thereof. Any PIK Interest will be paid by issuing notes (“PIK Notes”) in the form of physical notes. Such PIK Notes will bear interest from and after the date of such PIK Interest payment. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 2023. It is expected that the Notes will mature on October 1, 2027, unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The Notes are convertible at an initial conversion rate equal to 747.6636, subject to certain adjustments as provided in the Indenture. All conversions will be subject to an increased conversion rate in accordance with the Indenture, based on the Conversion Date (as defined in the Indenture).

Holders of the Notes will have the right to convert all or a portion of their Notes at any time prior to close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive shares of Common Stock together with cash, if applicable, in lieu of any fractional share of Common Stock unless we elect, and holders consent, to settle conversions by paying cash or delivering a combination of cash and shares of Common Stock.

We may not redeem the Notes prior to October 1, 2025. We may redeem the Notes in whole or in part, at our option, on or after October 1, 2025, and prior to the 41st scheduled trading day immediately preceding the maturity date, for cash at the applicable redemption price if the last reported sale price of the Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the applicable redemption notice.

In the event of a fundamental change, holders of the Notes will have the right to require us to repurchase all or a portion of their Notes at a price equal to 100% of the capitalized principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the maturity of the Notes is accelerated and the Notes become due and payable immediately. Such events of default include: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) our failure to send certain notices under the Indenture within specified periods of time, in certain cases if such failure is not cured within five business days; (iii) our failure to comply with certain covenants in the Indenture relating to our ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another Person (as defined in the Indenture); (iv) our failure in our obligation to convert a Note, if such default is not cured within five business days; (v) a default by us in our other agreements under the Indenture or the Notes if such default is not cured within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by us or any “significant subsidiary” of us (within the meaning of Regulation S-X) with respect to indebtedness for borrowed money of at least $15,000,000; (vii) certain failures by us or any significant subsidiary of us with respect to the payment of final judgments of at least $15,000,000; and (viii) certain events of bankruptcy, insolvency and reorganization involving us or any significant subsidiary of us.

As of May 30, 2023, we have $201,607,000 in aggregate principal amount of the Notes outstanding. The foregoing descriptions of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Indenture and the Investment Agreement, copies of which are available at www.sec.gov.

Strategic Agreement & RXR Warrant Agreements

On October 25, 2022, we and RXR FP Services LLC (“RXR FP”) entered into an Agreement for Strategic Planning and Consulting Services (the “Strategic Agreement”). Scott Rechler, one of our directors, is the Chief Executive Officer and Chairman of RXR. Pursuant to the Strategic Agreement, RXR FP was appointed to render strategic planning and consulting services to us.

In consideration of RXR FP’s performance of its obligations under the Strategic Agreement, we agreed to issue to RXR FP warrants (the “RXR Warrants”) to purchase, in the aggregate, 9,511,128 shares of Common Stock. On October 25, 2022, we issued the RXR Warrants to RXR FP pursuant to certain Common Stock Purchase Warrant Agreements (the “RXR Warrant Agreements”). The shares underlying the RXR Warrants vest in equal tranches over the three-year period following the initial issuance date of the RXR Warrants, with one-third of such shares vesting each year on the anniversary thereof, provided that all such shares shall vest immediately upon the occurrence of certain specified events (each, an “Early Exercise Event”). The RXR Warrants are exercisable, to the extent vested and unexercised, (1) in the case of certain of the RXR Warrants, upon the earlier of the applicable vesting date or an Early Exercise Event, and prior to 11:59 p.m., New York City time, on October 25, 2032 (the “Warrant Termination Time”), at an exercise price of $0.01 per share of Common Stock, subject to certain adjustments (the “RXR Exercise Price”), (2) in the case of certain of the RXR Warrants, upon the earlier of the applicable vesting date or any later date, provided that the closing price of the Common Stock has exceeded $1.32 (as may be adjusted) for 20 of 30 consecutive trading days prior to such applicable vesting date or such later date, or an Early Exercise Event, and prior to the Warrant Termination Time, at the RXR Exercise Price, and (3) in the case of certain of the RXR Warrants, upon the earlier of the applicable vesting date or any later date, provided that the closing price of the Common Stock has exceeded $1.58 (as may be adjusted) for 20 of 30 consecutive trading days prior to such applicable vesting date or such later date, or an Early Exercise Event, and prior to the Warrant Termination Time, at the RXR Exercise Price. The RXR Warrants may also be exercised, in whole or in part, by means of a “cashless exercise” for a number of shares as determined in the RXR Warrant Agreements. The RXR Warrants are subject to certain restrictions on transfer prior to their applicable exercise dates.

The Strategic Agreement provides RXR FP with a right of first offer, should we undertake a debt financing or equity capital raise, subject to certain exceptions, to participate in such financing or capital raise. The Strategic Agreement also gives RXR FP the right to designate one member of our Board (the “RXR Designee”), which designee shall be the Vice-Chairperson of our Board, until the earlier of (i) our fifth annual meeting of stockholders following the date of the Strategic Agreement and (ii) the end of the term of the Strategic Agreement, and provides that we shall enter into a customary indemnification and other agreements with the RXR Designee in connection with the RXR Designee’s role on our Board.

The Strategic Agreement shall automatically terminate upon the earliest of (i) five (5) years from the date of the Strategic Agreement, (ii) the date on which it is finally judicially determined that RXR FP has materially breached its obligations under the Strategic Agreement, and (iii) the date mutually agreed in writing by RXR FP and us.

The foregoing descriptions of the Strategic Agreement and the RXR Warrant Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the Strategic Agreement and the RXR Warrant Agreements, copies of which are available at www.sec.gov.

Blocker Agreements

In connection with the execution of the Investment Agreement, Indenture, Strategic Agreement and RXR Warrant Agreements, on October 26, 2022, we entered into a letter agreement with each of (i) CFPI, (ii) RXR FP Investor LP and RXR FP Investor II LP, and (iii) RXR FP (each of the parties in (i), (ii) and (iii), a “Blocker Party,” and such letter agreements, collectively, the “Blocker Agreements”). The Blocker Agreements provide, among other things, that the Notes shall not be converted and the RXR Warrants shall not be exercised, as applicable, to the extent that such conversion or exercise would cause a Blocker Party to beneficially own more than a specified threshold percentage (as may be increased or decreased by the applicable Blocker Party upon 61 days’ written notice) of our common stock outstanding immediately following such conversion or exercise.

The foregoing description of the Blocker Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Blocker Agreements, copies of which are available at www.sec.gov.

Additional Notes
On December 26, 2022, the Company received notices from entities affiliated with RXR and Anson Funds (collectively, the “Exercising Purchasers”) that the Exercising Purchasers had elected to exercise their respective options to purchase an aggregate additional $12,307,000.00 of Notes (the “Additional Notes”).
On December 28, 2022, the Additional Notes were issued pursuant to the Investment Agreement and the Indenture, dated as of October 26, 2022, by and between the Company and Wilmington Trust, National Association, as trustee, in a private placement pursuant to an exemption from the registration requirements of the Securities Act.
On December 28, 2022, in connection with the purchase of the Additional Notes, the Company entered into letter agreements with (1) Anson Opportunities Master Fund LP, Anson Investments Master Fund LP, Anson East Master Fund LP, Anson North Star Tactical Equity Fund LP, Arch Anson Tactical Real Estate Fund LP and Arch Anson Tactical Real Estate NR Fund LP (collectively, the “Anson Funds”) and (2) RXR FP Investor III LP (collectively, the “Additional Blocker

Agreements”). The Additional Blocker Agreements provide, among other things, that the Notes held by the entities affiliated with Anson Funds and RXR (each, an “Additional Blocker Party”), including the Additional Notes, shall not be converted to the extent that such conversion would cause an Additional Blocker Party to beneficially own more than a specified threshold percentage (as may be increased or decreased by the applicable Additional Blocker Party upon 61 days’ written notice) of the Class A common stock, par value $0.0001 per share, of the Company outstanding immediately following such conversion.
The foregoing description of the Additional Blocker Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Additional Blocker Agreements, copies of which are available at www.sec.gov.
RXR Development Project - Phase I Hamilton Green
On December 30, 2022, the Company entered into a contract with a general contractor acting on behalf of RXR to provide our View Smart Building Platform to the Phase I buildings of Hamilton Green, a large-scale, mixed-use property being developed by RXR, located in White Plains, NY. Scott Rechler, one of our directors, is the Chief Executive Officer and Chairman of RXR. The Company recognized revenue from RXR, or an agent acting on behalf of RXR, of $13.4 million during the twelve months ended December 31, 2022, respectively. In addition, the Company had $4.2 million in deferred revenue, $8.7 million in contract loss accruals, no contract assets associated with contracts with RXR, $7.4 million accounts receivables due from RXR or an agent acting on behalf of RXR, and no accounts payable due to RXR as of December 31, 2022.

EXECUTIVE COMPENSATION
The Company is a “smaller reporting company” as defined by the SEC, and therefore is not required to provide, and does not purport to provide, all of the disclosures required for a “Compensation Discussion and Analysis” as set forth in the rules promulgated by the SEC. The Company is, however, providing a brief overview of its executive compensation program in order to aid its stockholders’ understanding of how its business and performance affects executive compensation decisions.
Our named executive officers (“NEOs”) consisted of the following executive officers in fiscal year 2022: Rao Mulpuri, Chief Executive Officer (“CEO”); Rahul Bammi, Chief Business Officer; and Martin Neumann, Chief Operations Officer.

Compensation Philosophy

The Company’s executive compensation program is designed to enable the Company to provide competitive compensation packages that attract, retain and motivate talented executives and managers while aligning management’s and stockholders’ interests in the enhancement of Company performance and stockholder value.

The Company’s executive compensation program uses multiple elements to deliver a total package consisting of base salary, annual cash incentive awards and long-term incentive compensation in the form of equity awards, which are heavily weighted toward variable compensation tied to Company performance and stock price performance. The Compensation Committee reviews each element separately but also considers the relative mix of compensation and benefit offerings when making compensation decisions. In addition, the Compensation Committee retains discretion to make adjustments it deems advisable to balance the Company’s overall performance and the individual performance of the Company’s executive officers with our “pay for performance” philosophy.

Executive Compensation Process

The Role of the Compensation Committee

The Compensation Committee is responsible for making compensation recommendations to the Board regarding our CEO, our CEO’s direct reports and our non-employee directors. These recommendations include base salaries, target annual cash incentive award opportunities, and overall levels of equity awards to be granted, if any, each year; and determining the amount of funding that will be available for the Employee Cash Incentive Plan (the “CIP”), among other duties expressed in its charter. The compensation decisions are based on numerous inputs and independent advice, as set forth below.

In performing these duties, the Compensation Committee evaluates the performance of our CEO, and reviews and evaluates the existing NEO compensation program on an annual basis. The Compensation Committee has the authority to obtain advice and assistance from internal or external compensation consultants, attorneys, accountants and other advisers.

The Compensation Committee considers multiple factors to ensure that compensation packages are consistent with our “pay for performance” philosophy and that we remain competitive in the market for talent, especially in light of a recent hyper-competitive compensation environment. The Compensation Committee considers the following important factors as part of its decision-making process: Company performance, individual leadership and performance assessments, competitive market compensation levels, job scope, individual skills and experience, the relative importance of the individual’s role, internal pay equity, historical pay levels and individual equity holdings.

The Role of the Independent Compensation Consultant

Compensia, Inc., a national compensation consulting firm (“Compensia”), served as the Compensation Committee’s independent compensation consultant for purposes of providing compensation consulting services in 2022. Compensia reports directly to the Compensation Committee and works collaboratively with management and the Compensation Committee. Pursuant to applicable SEC rules and the listing standards of Nasdaq, the Compensation Committee assessed the independence of Compensia and concluded that no conflict of interest was raised by the work performed by Compensia that would prevent Compensia from independently advising the Compensation Committee. Compensia does not perform other non-compensation related services for the Company and will not do so without the prior consent of the Compensation Committee.

The Role of Management

As part of its review and determination of the Company’s compensation objectives, philosophy, programs and decisions, the Compensation Committee works with and receives advice and recommendations from our CEO (other than with respect to his own compensation). The Compensation Committee considers the recommendations of our CEO (other than with respect to his own compensation), together with the review by its compensation consultant, in making independent recommendations and determinations regarding executive compensation. Our CEO attends all Compensation Committee meetings other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Compensation Committee’s charter.

Elements of Executive Compensation

The Company’s 2022 executive compensation program consisted of the following elements, which were heavily weighted toward variable compensation tied to Company performance and stock price performance:

Compensation Element			Purpose	Design
Fixed	Annual	Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent	Fixed compensation, payable in cash
Variable	Annual	Annual Incentive Plan	Focus, motivate and reward executive officers for achieving annual financial and business objectives	Short-term cash incentive compensation based on revenue and EBITDA performance
	Long-Term	Restricted Stock Units	Encourage retention of top talent and promote an employee ownership culture over the long- term	Service-based vesting over a four-year period

Base Salary

Base salaries provide a fixed level of cash compensation for our executive officers, including our NEOs. When setting salaries, the Compensation Committee considers each executive officer’s responsibilities and performance against job expectations, experience and tenure as well as the impact of base salary on other compensation elements. The Compensation Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary recommendations. The table below sets forth the annual base salaries approved for each of our NEOs for 2022 and 2021, as well as the percentage year-over-year change.

Named Executive Officer	2022 Base Salary	2021 Base Salary	Percentage Increase
Rao Mulpuri	$500,000	$500,000	0%
Rahul Bammi	$350,000	$350,000	0%
Martin Neumann	$350,000	$350,000	0%

The base salaries paid to our NEO’s during 2022 are set forth in the “2022 Summary Compensation Table” below.

Annual Cash Incentive Compensation — Cash Incentive Plan (“CIP”)

The CIP is designed to motivate and reward our executive officers, including our NEOs, for achieving the Company’s short-term financial and operational objectives and the executive officers’ individual objectives. Each year, the Compensation Committee develops a recommended target annual cash incentive award opportunity for each executive officer expressed as a percentage of their annual base salary, subject to the achievement of pre-established corporate and individual goals, as described below. These recommendations are later approved by the Company’s board. The target annual cash incentive award opportunities of our NEOs as a percentage of base salary for 2022 were as follows:

	2022 CIP Target
Named Executive Officer	Target Payout [1]	% of Base Salary
Rao Mulpuri	$500,000	100%
Rahul Bammi	$210,000	60%
Martin Neumann	$210,000	60%
______________________________
(1)Based on salary effective as of December 31, 2022.

Payouts under the CIP could range from 50% to 150% of the target annual cash incentive award opportunity based on performance relative to pre-established performance goals. If the threshold amount was not achieved for a particular performance metric, no amount was to be paid for that metric. However, the Compensation Committee retained absolute discretion to modify or eliminate any annual cash incentive awards if the Compensation Committee determined such actions were warranted. The metrics chosen by the Compensation Committee to measure corporate performance for determining payouts under the CIP were Revenue and EBITDA (as calculated in accordance with GAAP). The 2022 performance targets and actual results for these metrics were as follows:

2022 Targets (in thousands)
	Threshold	Target	Max
Revenue	$90,000	$120,000	$150,000
EBITDA	$(275,000)	$(225,000)	$(225,000)
Pool Funding	50%	100%	150%

2022 Performance Results (in thousands)
2022 Actuals
Revenue	$101,328
EBITDA	$(233,056)
Pool Funding	81%

In light of the Company’s ongoing cash conservation efforts, the Compensation Committee recommended and the Board determined that the CIP pool should be funded half in cash and half in restricted stock units (“RSUs”) with a 1-year monthly ratable vesting schedule. Messrs. Bammi and Neumann received total bonus amounts of $170,100, and $170,100, respectively, with $85,050 of such amounts paid in cash and the remainder payable in RSUs that vest ratably monthly over one year. Dr. Mulpuri received a total bonus amount of $405,000, which was funded entirely in RSUs with a 1-year monthly ratable vesting schedule.

Long-Term Incentive Compensation
We believe that providing long-term incentives in the form of equity awards encourages our executive officers, including our NEOs, to take a long-term outlook and provides them with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our employees, including our NEOs, to benefit from future successes in the Company through the appreciation of the value of their equity awards, the Compensation Committee and Board believe that equity awards align employees’ interests and contributions with the long-term interests of our stockholders. In addition, the Compensation Committee and Board believe that offering meaningful equity ownership in the Company is helpful in retaining our executive officers and other key employees.
As previously disclosed in last year’s proxy, in August 2022, our Board approved an amendment to outstanding RSUs held by our NEOs, to remove the performance-based vesting conditions applicable to such awards. The amendment became effective on September 8, 2022. No equity awards were otherwise granted to our NEOs in fiscal year 2022.
On March 27, 2023, Messrs. Bammi and Neumann each received a RSU award of 250,000 shares, with such awards vesting ratably on a monthly basis over four years with the first day of vesting on April 8, 2023.

Other Policies and Elements of Executive Compensation

401(k) Plan
We sponsor a tax-qualified defined contribution plan (the “Section 401(k) plan”) under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) for all employees, including our NEOs. Employees of the Company are eligible to participate in the Section 401(k) plan and receive employer contributions upon reaching age 18. Participants may contribute between 1% and 90% of their earnings. The Company matches 50% of an employee’s salary deferrals or 3% of the employee’s Section 401(k) eligible earnings, whichever is less. The total matching does not exceed the match allocated based on IRS annual compensation limits, which was $305,000 in 2022. The maximum match based on this compensation limit was $9,150 in 2022.

Pension Benefits

None of our executive officers, including any of our NEOs, participate in any defined benefit pension plans.

Nonqualified Deferred Compensation

None of our executive officers, including any of our NEOs, participate in any non-qualified deferred compensation plans, supplemental executive retirement plans or any other unfunded retirement arrangements.

Other Benefits and Perquisites

We provide benefits to our executive officers, including our NEOs, on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; a health savings account and flexible spending accounts. We do not maintain any executive-specific benefit or perquisite programs outside of financial planning services.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the amount that we may deduct from our U.S. federal taxable income for compensation paid to persons who are “covered employees” for purposes of Section 162(m), to $1 million per covered employee per year. While we are mindful of the benefit of full tax deductibility of compensation, we also value the flexibility of compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee and the Board may approve compensation that may not be fully deductible because of the limitation of Section 162(m).

No Tax Reimbursement of Parachute Payments and Deferred Compensation

We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code, and we have not agreed and are not otherwise obligated to provide any executive officer, including any NEO, with such a “gross-up” or other reimbursement.

Stockholder Engagement and Advisory Vote on Executive Compensation

We value the input of our stockholders on our executive compensation program. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. At our 2022 annual meeting, our stockholders showed support of our executive compensation program, with 74.7% of the votes cast in favor of the non-binding, advisory say-on-pay proposal (excluding broker non-votes). The Compensation Committee considered the result of this vote, believes that it affirms our stockholders’ support for our approach to executive compensation and concluded that no specific changes to our executive compensation policies were warranted as a result of the vote.

The Compensation Committee will continue to review the results of future advisory say-on-pay votes and consider stockholder concerns in NEO compensation decisions and governance practices.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($) [1]	Nonequity Incentive Plan Compensation ($)	All other Compensation ($)		Total ($)
Rao Mulpuri	2022	500,000	—	16,052,558	—	—	34,629	[2]	16,587,187
Chief Executive Officer	2021	500,000	—	45,936,503	88,375,655	—	24,345		134,836,503
Rahul Bammi	2022	350,000	—	1,545,311	—	85,050	22,287	[3]	2,002,648
Chief Business Officer	2021	350,000	—	4,287,407	3,068,381	—	17,772		7,723,560
Martin Neumann[4]	2022	350,000	—	1,545,311	—	85,050	48,647	[5]	2,029,008
Chief Operations Officer
_______________________________
(1)The amounts reported in the “Stock Awards” and “Option Awards” columns do not reflect compensation actually received by the NEO. Instead, the amounts reported are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts disclosed for “Stock Awards” in fiscal year 2022 include RSUs granted to Messrs. Mulpuri, Bammi and Neumann in 2023 with respect to fiscal year 2022 bonus achievement and also reflects incremental compensation expense related to the modification of certain stock awards during 2022, which was calculated in accordance with FASB ASC Topic 718 as the excess of the fair value of the modified awards over the fair value of the original awards immediately before the modification. For information regarding this modification and the assumptions used in determining the fair value of the “Stock Awards” and “Option Awards”, please refer to Note 13 to our financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.
(2)Includes $25,000 for premiums paid by the Company to a third party on Dr. Mulpuri’s behalf for personal financial planning services, $5,711 paid by the Company for matching contributions to Dr. Mulpuri’s Section 401(k) plan, $2,400 paid by the Company for contributions to Dr. Mulpuri’s health savings account and $1,518 for premiums paid by the Company to a third party on Dr. Mulpuri’s behalf for group life insurance benefits.
(3)Includes $13,500 for premiums paid by the Company to a third party on Mr. Bammi’s behalf for personal financial planning services, $7,269 paid by the Company for matching contributions to Mr. Bammi’s Section 401(k) plan and $1,518 for premiums paid by the Company to a third party on Mr. Bammi’s behalf for group life insurance benefits.
(4)Mr. Neumann was not an NEO in 2021; therefore, his compensation information is only provided for fiscal year 2022.
(5)Includes $41,240 for relocation benefits paid by the Company to Mr. Neumann, $4,467 paid by the Company for matching contributions to Mr. Neumann’s Section 401(k) plan, $1,950 paid by the Company for a medical coverage waiver for Mr. Neumann and $990 for premiums paid by the Company to a third party on Mr. Neumann’s behalf for group life insurance benefits.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table shows all outstanding equity awards held by our NEOs as of December 31, 2022.

	Option Awards					RSU Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]
Rao Mulpuri	249,937	—	11.62	8/13/2024	[2]
	249,937	—	11.62	11/12/2025	[3]
	12,112,825	—	9.04	11/21/2028	[4]
		25,000,000	10.00	3/8/2031	[5]
						4,218,750	4,070,672	[6]

Rahul Bammi	209,249	—	15.92	8/25/2026	[7]
	1,986,056	—	9.04	11/21/2028	[8]
	306,250	393,750	10.00	3/8/2031	[9]
						393,750	379,929	[10]

Martin Neumann	2,325	—	11.62	8/13/2024	[11]
	4,650	—	15.77	5/5/2026	[12]
	18,600	—	15.92	11/17/2026	[13]
	348,749	—	9.04	12/4/2028	[14]
	94,456	21,793	9.04	11/13/2029	[15]
	306,250	393,750	10.00	3/8/2031	[16]
						393,750	379,929	[17]
_______________________________
(1)The amounts reported in the “Market Value of Shares or Units of Stock That Have Not Vested” column reflect the aggregate fair market value of the RSUs on December 31, 2022, based on the closing price of our Class A common stock of $0.9650 per share as reported on the Nasdaq Global Select Market. The RSUs outstanding as of December 31, 2022, were subject to both time-based and performance-based vesting conditions upon grant, and were subsequently amended by the Board effective September 8, 2022, to remove the performance-based vesting conditions applicable to the awards.
(2)This option vested in full on August 1, 2019.
(3)This option vested in full on November 12, 2018.
(4)This option vested in full on November 1, 2022.
(5)This amount represents the number of unvested shares subject to the CEO’s option award, which vests and becomes exercisable upon satisfaction of certain performance conditions, subject to the CEO’s continued employment through each such vesting date.
(6)Upon the amendment by the Board effective September 8, 2022 to remove the performance-based vesting conditions applicable to the awards, these RSUs vest with respect to one-quarter of the shares of our Class A common stock underlying the RSUs on the one-year anniversary of the vesting commencement date and the remaining three-quarters of the shares underlying the RSUs vest in equal monthly installments over the subsequent three years until March 8, 2025.
(7)This option vested in full on June 1, 2016.
(8)This option vested in full on November 1, 2022.
(9)This option vests with respect to one-quarter of the shares of our Class A common stock underlying the option on the one-year anniversary of the vesting commencement date and the remaining three-quarters of the shares underlying the option vest in equal monthly installments over the subsequent three years until March 8, 2025.
(10)Upon the amendment by the Board effective September 8, 2022 to remove the performance-based vesting conditions applicable to the awards, these RSUs vest with respect to one-quarter of the shares of our Class A common stock underlying the RSUs on the one-year anniversary of the vesting commencement date and the remaining three-quarters of the shares underlying the RSUs vest in equal monthly installments over the subsequent three years until March 8, 2025.
(11)This option vests in equal monthly installments over four years until August 13, 2024.
(12)This option vested in full on October 1, 2020.

(13)This option vested in full on October 1, 2021.
(14)This option vested in full on November 1, 2022.
(15)This option vests in equal monthly installments over four years until September 1, 2023.
(16)This option vests with respect to one-quarter of the shares of our Class A common stock underlying the option on the one-year anniversary of the vesting commencement date and the remaining three-quarters of the shares underlying the option vest in equal monthly installments over the subsequent three years until March 8, 2025.
(17)Upon the amendment by the Board effective September 8, 2022 to remove the performance-based vesting conditions applicable to the awards, these RSUs vest with respect to one-quarter of the shares of our Class A common stock underlying the RSUs on the one-year anniversary of the vesting commencement date and the remaining three-quarters of the shares underlying the RSUs vest in equal monthly installments over the subsequent three years until March 8, 2025.

Potential Payments Upon Termination or Change in Control

Equity Award Acceleration

In the event of a “change in control” or “merger” of the Company, as defined in our equity plan, each outstanding option or equity award will be assumed or an equivalent option or award substituted by the successor company. In the event that the successor company refuses to assume or substitute for the option or equity award, the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to RSUs, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator of the plan will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

The form of award agreement for the 2021 Equity Incentive Plan, provides that if a successor company assumes outstanding options or awards or substitutes for options or awards with an equivalent award, then if following such assumption or substitution the participant’s status as an employee or employee of the successor company, as applicable, is terminated by the successor company as a result of an “Involuntary Termination” other than for “Cause” within 12 months following the change in control, the option or award will immediately vest and become exercisable as to 100% of the shares subject to the option or award.

Employment Agreements with Executive Officers
The Company maintains employment agreements with our executive officers, including our NEOs, pursuant to which each is entitled to certain payments, rights and benefits in connection with a termination of employment without Cause (as such term is described below) or by the NEO for Good Reason (as such term is described below) in connection with a change in control of the Company.
The employment agreements with each of our NEOs provide that if the executive officer’s employment is terminated for any reason, the executive officer will receive payment of his or her base salary through the date of termination, reimbursement by the Company of any claims for reimbursement, payment of any accrued but unused PTO and any other accrued rights under any other of our employee benefit plans. In the event the NEO’s employment is terminated by us without Cause or the executive officer resigns for Good Reason as of or within the 13-month period following a Change in Control, the executive officer will receive (i) a lump-sum payment equal to 100% of his or her base salary, (ii) a lump-sum payment equal to his or her target annual cash incentive opportunity under our annual bonus program in which the executive officer participates (assuming achievement of 100% of the applicable performance target(s)), (iii) up to 12 months of Company-paid COBRA premiums and (iv) accelerated vesting of 100% of his or her outstanding equity awards (including, without limitation, his or her stock options), subject to applicable market and performance based thresholds, and subject to the executive officer signing and not revoking our then-standard separation agreement and release of claims in favor of the Company.
In addition to the payments and benefits described above, Dr. Mulpuri’s employment agreement also provides for severance payments and benefits in the event his employment terminates prior to a Change in Control. Specifically, upon termination of his employment by the Company without Cause or his resignation for Good Reason, in either case prior to a Change in Control, Dr. Mulpuri will receive (i) continued payment of the his base salary for 12 months following such termination, (ii) a lump-sum payment equal to his target annual cash incentive opportunity under the Company’s annual bonus program in which he participates, assuming achievement of 100% of the applicable performance target(s), up to 12 months of Company-paid COBRA premiums and accelerated vesting of that portion of his then-outstanding equity awards (including, without limitation, his stock options) that would have become vested had Dr. Mulpuri continued employment for a period of 12 months following his termination date, subject to Dr. Mulpuri signing and not revoking the Company’s then-standard separation agreement and release of claims in favor of the Company.
“Cause” for purposes of the NEOs’ employment agreements means (1) conviction of any felony or conviction of any crime involving moral turpitude or dishonesty; (2) participation in a fraud or act of dishonesty against the Company; (3) willful and material breach of the executive officer’s duties that has not been cured within 30 days after written notice from the Company of such breach; (4) intentional and material damage to the Company’s property; or (5) material breach of the executive officer’s confidential information agreement.
“Good Reason” for purposes of the NEOs’ employment agreements means (1) a material reduction of the executive officer’s authority, duties or responsibilities; (2) a material reduction by the Company (or its successor) in the executive officer’s base salary as in effect immediately prior to such a reduction, unless the Company also similarly reduces the base salaries of all other executive officers of the Company; (3) a material change in the geographic location of the executive officer’s primary work facility or location; provided that a relocation of 50 miles or less from the executive officer’s then present location or to the executive officer’s home as his or her primary work location will not be considered a material change in geographic location; (4) the Company’s material breach of any provision of the employment agreement; or (5) the failure of our successor to assume the employment agreement in connection with a Change in Control. In order for an event to qualify as Good Reason, the NEO must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of (or, if later, the executive officer’s knowledge of) the grounds for “Good Reason” and providing a reasonable cure period of not less than 30 days following the date of such notice, and such grounds must not have been cured during such time.

PAY-VERSUS-PERFORMANCE

The following disclosure sets forth information regarding pay versus performance for each of our principal executive officer (“PEO”) and our named executive officers for each of fiscal years 2022 and 2021, in accordance with the SEC’s disclosure requirements:

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(3)	Value of initial fixed $100 investment based on Total Shareholder Return	Net Loss
2022	$16,587,187	$(10,910,910)	$2,015,828	$55,236	$(75)	$(337,089,000)
2021	$134,836,503	$7,217,631	$5,702,737	$(646,125)	$(65)	$(342,978,000)
_______________________________
(1)The PEO in both reporting years is Rao Mulpuri. The non-PEO named executive officers included in fiscal year 2022 are Rahul Bammi and Martin Neumann. The non-PEO named executive officers included in fiscal year 2021 are Amy Reeves, Rahul Bammi, Nitesh Trikha, Anshu Pradhan, Vidul Prakash and Harold Hughes.
(2)The amounts in the following table represent each of the amounts deducted and added to the equity award values for the PEO for each applicable year, for purposes of computing the “compensation actually paid” amount:

	2022	2021
Summary Compensation Table Total for PEO	$16,587,187	$134,836,503
Deduction for Amounts Reported under the “Stock Awards” and “Options Awards” Columns in the Summary Compensation Table	(16,052,558)	(134,312,157)
Change in Fair Value of Equity Awards Granted During Applicable Year that Remain Unvested as of Year-End	—	21,396,203
Change in Fair Value of Equity Awards Granted During Applicable Year Vested During Applicable Year	—	—
Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	(17,286,913)	(9,212,758)
Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	(9,807,707)	(5,490,160)
Increase based upon Incremental Fair Value of Awards Modified During Applicable Year(a)	15,649,081	—
Fair Value as of the Prior Year-End of Awards Forfeited During Applicable Year	—	—
Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid to PEO	$(10,910,910)	$7,217,631
(a) Includes the incremental fair value of the Officer RSUs modified on August 5, 2022, calculated as the excess of the fair value of the modified awards over the fair value of the original awards immediately before the modification. Significant assumptions utilized in the valuation as of August 5, 2022 that changed significantly from the valuation as of the grant date of March 8, 2021 for the Officers RSUs include the stock price, which decreased from $9.19 per share as of March 8, 2021 to $2.21 per share as of August 5, 2022, and the expected remaining term, which decreased from 4.0 years as of March 31, 2021 to 2.6 years as of August 5, 2022.

(3)The following table represents each of the aggregated amounts deducted and added to the equity award values for the non-PEO NEOs for the applicable year for purposes of computing the “compensation actually paid” amount:

	2022	2021
Average Summary Compensation Table Total for Non-PEO Named Executive Officers	$2,015,828	$5,702,737
Deduction for Amounts Reported under the “Stock Awards” and “Options Awards” Columns in the Summary Compensation Table	(1,545,311)	(5,429,272)
Change in Fair Value of Equity Awards Granted During Applicable Year that Remain Unvested as of Year-End	—	694,648
Change in Fair Value of Equity Awards Granted During Applicable Year Vested During Applicable Year	—	22,405
Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	(778,863)	(438,264)
Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	(1,096,999)	(938,896)
Increase based upon Incremental Fair Value of Awards Modified During Applicable Year(a)	1,460,581	—
Fair Value as of the Prior Year-End of Awards Forfeited During Applicable Year	—	(259,483)
Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	—	—
Average Compensation Actually Paid to Non-PEO Named Executive Officers	$55,236	$(646,125)
(a) Includes the incremental fair value of the Officer RSUs modified on August 5, 2022, calculated as the excess of the fair value of the modified awards over the fair value of the original awards immediately before the modification. Significant assumptions utilized in the valuation as of August 5, 2022 that changed significantly from the valuation as of the grant date of March 8, 2021 for the Officers RSUs include the stock price, which decreased from $9.19 per share as of March 8, 2021 to $2.21 per share as of August 5, 2022, and the expected remaining term, which decreased from 4.0 years as of March 31, 2021 to 2.6 years as of August 5, 2022.

Relationship Between Pay and Performance

The following graph reflects the relationship between the PEO and average non-PEO named executive officer compensation actually paid and the Company’s cumulative indexed total shareholder return (assuming an initial fixed investment of $100) for the fiscal years 2022 and 2021:

Compensation Actually Paid vs.
Total Shareholder Return
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
$(6,000)
$(8,000)
$(10,000)
$(12,000)
$(64)
$(66)
$(68)
$(70)
$(72)
$(74)
$(76)
$(78)
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return

The following graph reflects the relationship between the PEO and average non-PEO named executive officer compensation actually paid and the Company’s net income for fiscal years 2022 and 2021:

Compensation Actually Paid vs.
Net Loss
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
$(6,000)
$(8,000)
$(10,000)
$(12,000)
$(337,000)
$(338,000)
$(339,000)
$(340,000)
$(341,000)
$(342,000)
$(343,000)
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Loss

AUDIT COMMITTEE REPORT

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of Nasdaq, our Audit Committee Charter, and the independence standards set forth in our Corporate Governance Guidelines. The Board has also determined that Lisa Picard qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

As more fully described below, in carrying out its responsibilities, the Audit Committee looks to management and View’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at investors.view.com/investor-relations.

Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing View’s financial reporting, audit processes, internal control over financial reporting, and disclosure controls. Management is responsible for the Company’s consolidated financial statements and the financial reporting process, including internal control over financial reporting. We also monitor the preparation by management of the Company’s quarterly and annual consolidated financial statements. PricewaterhouseCoopers LLP (“PwC”), View’s independent registered public accounting firm, is accountable to us and is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of View in conformity with U.S. generally accepted accounting principles. PwC is also responsible for auditing and reporting on internal control over financial reporting. We are solely responsible for selecting and reviewing the performance of View’s independent registered public accounting firm and, if we deem appropriate in our sole discretion (subject, if applicable, to shareholder ratification), terminating and replacing the independent registered public accounting firm. We also are responsible for reviewing and approving the terms of the annual engagement of View’s independent registered public accounting firm, including the scope of audit and non-audit services to be provided by the independent registered public accounting firm and the fees to be paid for such services, and discussing with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.

In fulfilling our oversight role, we met and held discussions, both together and separately, with the Company’s management and PwC. Management advised us that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we reviewed and discussed the audited and unaudited (as applicable) consolidated financial statements and key accounting and reporting issues with management and PwC, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. We discussed significant matters with PwC, including those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC, and reviewed a letter from PwC disclosing such matters.

PwC also provided us with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and we discussed with PwC matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the written communications, PwC confirmed its independence, and we determined that PwC’s provision of non-audit services to View is compatible with maintaining their independence. We also reviewed a report by PwC describing the firm’s internal quality control procedures and any material issues raised in the most recent internal quality control review or external peer review or inspection performed by the PCAOB.

Based on our review with management and PwC of View’s audited consolidated financial statements and PwC’s report on such consolidated financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board that the audited consolidated financial statements be included in the Form 10-K for filing with the SEC.

Audit Committee:

Nigel Gormly, Chair
Julie Larson-Green
Lisa Picard

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board has nominated each of the following six individuals to stand for election for a term expiring at the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal: Rao Mulpuri, Toby Cosgrove, Nigel Gormly, Julie Larson-Green, Lisa Picard and Scott Rechler. Each of the nominees is willing and able to serve as a director of View. See “Board of Directors and Corporate Governance-Directors” for information regarding each of the director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Vote Required

To be elected, each director nominee must receive a plurality of the votes cast. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) and abstentions will not count as votes cast and will have no impact on whether such proposal is approved.

Recommendation of the Board

The Board recommends that you vote “FOR” the election of each of the persons nominated by the Board.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our “named executive officers” as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement, as a whole.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any additional actions are necessary.

2022 Executive Compensation Program

Our Board believes that the detailed information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Proposed Resolution

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative disclosure.”

Vote Required

The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires an affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us, our Compensation Committee or our Board. However, we value our stockholders’ input and will take the vote into consideration when evaluating executive compensation decisions.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the named executive officer compensation pursuant to a non-binding advisory vote.

PROPOSAL 3: REVERSE STOCK SPLIT

View is asking stockholders to adopt and approve a proposed amendment (the “Certificate of Amendment”) to our Charter to effect the Reverse Stock Split. Our Board has unanimously approved and declared advisable the Certificate of Amendment, and recommends that our stockholders adopt and approve the Certificate of Amendment. The foregoing description of the Certificate of Amendment is a summary and is subject to the full text of the Certificate of Amendment, the form of which is attached to this proxy statement as Annex B.

If stockholders approve the Reverse Stock Split Proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of View and its stockholders. The Reverse Stock Split could become effective as soon as the business day immediately following the Annual Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The Certificate of Amendment, if effected, will effect a reverse stock split of the outstanding shares of our common stock at a reverse stock split ratio of 40-for-1, 45-for-1, 50-for-1, 55-for-1 or 60-for-1, as determined by our Board of Directors at a later date. As of the record date, shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board, issued and outstanding shares of our common stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Our Common Stock”.

The Certificate of Amendment will not result in a reduction of the total number of shares of our common stock that View is authorized to issue, which, if adopted, will have the effect of increasing the number of shares of our common stock available for issuance, which the Board feels is important to provide us with additional flexibility and as many alternatives as possible to obtain financing. See “—Effects of the Reverse Stock Split —Effect on Shares of Our Common Stock” for the number of shares of our common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split.

All holders of our common stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of our common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each of our common stock holders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.0001 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Reverse Stock Split. The Board has determined that it is in the best interests of View and its stockholders to combine shares of our common stock at a reverse stock split ratio of 40-for-1, 45-for-1, 50-for-1, 55-for-1 or 60-for-1, as determined by our Board of Directors at a later date, in order to reduce the number of shares of our common stock outstanding. Our Board authorized the reverse split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to meet Nasdaq’s continued listing standards. Our common stock is publicly traded and listed on Nasdaq under the symbol “VIEW”. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in View’s and our stockholders’ best interests.

On June 2, 2023, the closing price of our common stock was $0.17 per share. The Board believes that implementing the Reverse Stock Split is likely to increase the market price for our common stock, because fewer shares will be outstanding. The Board further believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. The Board believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in, or recommend investments in, our common stock. Additionally, our Board believes that the Reverse Stock Split may be necessary to promote the continued listing of our common stock on Nasdaq and is in the best interests of our stockholders. Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions as well as factors specific to the Company, including its financial results and outlook, and other factors detailed from time to time in the reports we file with the SEC.

If approved and implemented, the Board will select a reverse stock split ratio of 40-for-1, 45-for-1, 50-for-1, 55-for-1 or 60-for-1 at a later date, based on various factors, including the then prevailing market conditions and the existing and expected per share trading prices of our common stock. Pursuant to the law of our state of incorporation, Delaware, the Board must adopt an amendment to our Charter and submit such amendment to stockholders for approval. Accordingly, our Board is requesting your proxy to vote “FOR” the Reverse Stock Split Proposal.

No Authorized Share Reduction. As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock and the Certificate of Amendment to effect the Reverse Stock Split does not provide for such a reduction. If implemented, this would have the effect of increasing the number of shares of our common stock available for issuance, which the Board feels is important to provide us with additional flexibility and as many alternatives as possible to obtain financing.

Criteria to be Used for Determining Whether to Implement the Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the Certificate of Amendment to effect the Reverse Stock Split, the Board may consider, among other things, various factors, such as:
◦the historical trading price and trading volume of our common stock;
◦the Nasdaq continued listing requirements;
◦the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short-and long-term; and
◦prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our common stock price. We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of our common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of our common stock available for issuance, which the Board feels is important to provide us with additional flexibility and as many alternatives as possible to obtain financing. We have historically met our capital needs primarily through the sale of our debt and equity securities. At this time, other than as previously disclosed in our other filings with the SEC, we do not have any plans, arrangements or understandings, whether written or oral, to issue any of the additional shares that will be made available if the Reverse Stock Split is approved and the Board implements the Reverse Stock Split.

If the Reverse Stock Split is approved, the availability of additional shares of our common stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including financings, various corporate transactions and the granting of equity incentive awards. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (by permitting issuances that would dilute the stock ownership of the holders of our common stock), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and the stockholders. Other than the Reverse Stock Split Proposal, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by View, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. It is expected that such filing will take place promptly following the Annual Meeting, assuming the stockholders approve the Certificate of Amendment. The Effective Time could occur as soon as the business day immediately following the Annual Meeting. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in View’s best interests and the best interests of View’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of our common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale, net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either:
◦purchasing a sufficient number of shares of our common stock; or

◦if you have shares of our common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of our common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the effective date of the Reverse Stock Split, if implemented by the Board, each stockholder will own a reduced number of shares of our common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by the Board.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the treatment of fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any do not hold sufficient shares to receive at least one share in the Reverse Stock Split, as described above under the caption “—Fractional Shares”). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate and illustrative information, based on share information as of May 30, 2023, relating to outstanding shares of our common stock based on the proposed range of reverse stock split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Class A Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	600,000,000	241,595,252	297,132,262	61,272,486
Post-Reverse Stock Split 40-for-1	600,000,000	6,039,881	7,428,306	586,531,813
Post-Reverse Stock Split 45-for-1	600,000,000	5,368,783	6,602,939	588,028,278
Post-Reverse Stock Split 50-for-1	600,000,000	4,831,905	5,942,645	589,225,450
Post-Reverse Stock Split 55-for-1	600,000,000	4,392,640	5,402,404	590,204,956
Post-Reverse Stock Split 60-for-1	600,000,000	4,026,587	4,952,204	591,021,209

After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on Nasdaq. Following the Reverse Stock Split, our common stock will continue to be listed on Nasdaq under the symbol “VIEW”, although it will be considered a new listing with a new CUSIP number.

Effect on Preferred Stock

Pursuant to our Charter, our authorized capital stock consists of 600,000,000 shares of our common stock and 1,000,000 shares of our preferred stock, par value $0.0001 per share. The Certificate of Amendment to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Par Value of Common Stock

The Certificate of Amendment will not affect the par value of our common stock, which will remain at $0.0001.

Effect on Warrants

As of May 30, 2023, there were outstanding warrants to purchase an aggregate of 30,556,487 shares of our common stock, consisting of (i) 366,666 private placement warrants (“Private Placement Warrants”) with an exercise price of $11.50 per share, (ii) 16,666,637 public warrants (“Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) with an exercise price of $11.50 per share and (iii) 13,523,184 other warrants (“Other Warrants”) with a weighted average exercise price of $4.12 per share.
When the Reverse Stock Split becomes effective, pursuant to the Warrant Agreement, dated as of August 26, 2020, by and between the Company and Continental (the “Warrant Agreement”), on the effective date of the Reverse Stock Split, the number of shares of our common stock issuable upon exercise of each Warrant shall be decreased in proportion to the decrease in outstanding shares of our common stock. Notwithstanding the foregoing, the Warrant Agreement provides that the Company may not issue fractional shares upon the exercise of Warrants, and if the holder of any Warrant would be entitled to receive fractional shares upon the exercise thereof, the Company shall round down the number of shares to be issued upon such exercise to the nearest whole number.

When the Reverse Stock Split becomes effective, on the effective date of the Reverse Stock Split, the number of shares of our common stock issuable upon exercise of each Other Warrant will be decreased in proportion to the decrease in outstanding shares of our common stock. Notwithstanding the foregoing, the agreements governing the Other Warrants provide that the Company may not issue fractional shares upon the exercise of the Other Warrants, and the number of shares to be issued upon such exercise will be adjusted as described in the applicable warrant agreements.

Effect on Notes

We have $201,607,000 in aggregate principal amount of the Company’s 6.00% / 9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”) outstanding, which Notes are convertible into shares of our common stock. When the Reverse Stock Split becomes effective, pursuant to the Indenture, dated as of October 26, 2022, by and between the Company and Wilmington Trust, National Association, as trustee, the conversion rate will be adjusted to equal (a) the conversion rate in effect immediately prior to the open of business on the effective date of the Reverse Stock Split, multiplied by (b) the number of shares of our common stock outstanding immediately after giving effect to the Reverse Stock Split, divided by (c) the number of shares of our common stock outstanding immediately prior to the open of business on the effective date of the Reverse Stock Split (before giving effect thereto). The conversion rate will be automatically adjusted effective at the open of business on the date of the stock split.

Effect on Stated Capital

Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $0.0001 per share. As a result, when the Reverse Stock Split becomes effective, the stated capital on our balance sheet attributable to our common stock (subject to a minor adjustment in respect of the treatment of fractional shares) and the additional paid-in capital account will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to our common stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of our common stock outstanding. The stated capital attributable to our common stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. The net income or loss per share of our common stock will increase because there will be fewer shares of our common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Effect on View’s Equity Incentive Plans

As of the Record Date, we had approximately

shares of Class A Common Stock subject to stock options and

shares of Class A common stock underlying restricted stock units outstanding under our 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) and 2021 Chief Executive Officer Incentive Plan (the “CEO Incentive Plan” and, together with the 2021 Equity Incentive Plan, our “Equity Incentive Plans”). The compensation committee of our Board (the “Compensation Committee”), pursuant to its role as the administrator of our Equity Incentive Plans, is authorized to determine, in its sole discretion, certain equitable adjustments to our Equity Incentive Plans and any outstanding awards thereunder in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares of Class A common stock available for issuance under our Equity Incentive Plans, the number of shares of Class A common stock subject to any outstanding awards thereunder, and the exercise price, grant price and/or purchase price relating to such awards, as applicable, are expected to be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares, if any, that result from such adjustments to stock options and restricted stock units that are outstanding under our Equity Incentive Plans. In addition, pursuant to its authority as the administrator of our Equity Incentive Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Equity Incentive Plans.

For illustrative purposes only, if a 40-for-1 reverse stock split is effected, the shares of Class A common stock that remain available for issuance under the 2021 Equity Incentive Plan as of the Record Date, are expected to be adjusted to shares of Class A Common Stock, subject to increase as and when awards made under the 2021 Equity Incentive Plan expire or are forfeited and are returned per the terms of the 2021 Equity Incentive Plan. Further, for illustrative purposes only, if a 40-for-1 reverse stock split is effected, an outstanding stock option for 40,000 shares of Class A Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 40-for-1 split ratio into an option exercisable for 1,000 shares of Class A Common Stock at an exercise price of $40.00 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock is required to adopt and approve the Certificate of Amendment to effect the Reverse Stock Split. Because adoption and approval of the Certificate of Amendment to effect the Reverse Stock Split requires a majority of the outstanding shares of our common stock, an abstention or failure to vote with respect to the Reverse Stock Split Proposal will have the same effect as a vote “Against” the proposal.

The Board recommends that you vote “FOR” the Reverse Stock Split Proposal.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.

Interests of Directors and Executive Officers

Our directors and executive officers have no material interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock they own and equity awards granted to them under our equity incentive plans.

U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion is a general summary of U.S. federal income tax considerations of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

This discussion applies only to holders that are U.S. Holders (as defined below) and does not describe all of the tax consequences that may be relevant to such holders in light of their particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if such holders are subject to special rules that apply to certain types of investors, including: (i) financial institutions or financial services entities; (ii) broker-dealers; (iii) governments or agencies or instrumentalities thereof; (iv) regulated investment companies; (v) real estate investment trusts; (vi) expatriates or former long-term residents of the United States; (vii) persons that actually or constructively own five percent or more of our shares; (viii) insurance companies; (ix) dealers or traders subject to a mark-to-market method of accounting with respect to the securities; (x) persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction; (xi) U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; (xii) persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services; (xiii) partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and (xiv) tax-exempt entities. If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner, member or other beneficial owner level. If a U.S. Holder is a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, such holder should consult their tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence of the Reverse Stock Split described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO SUCH HOLDER’S PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION.

For purposes of the discussion below, a “U.S. Holder” is a beneficial holder of shares of our common stock that, for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation or other entity treated as a corporation created in, or organized under the law of, the United States or any state or political subdivision thereof; (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or (4) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

The Reverse Stock Split is intended to qualify as a “recapitalization,” within the meaning of Section 368(a)(1)(E) of the Code, for U.S. federal income tax purposes. Assuming the Reverse Stock Split so qualifies, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the Reverse Stock Split.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. To fulfill this responsibility, the committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2023. PwC has served in this capacity since 2007. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our Company. For the lead audit engagement partner and the engagement quality control reviewing partner, the maximum number of consecutive years of service in that capacity is 5 years. In selecting the Company’s lead audit engagement partner pursuant to this rotation policy, management interviews candidates proposed by PwC and recommends the final candidate to the Audit Committee. The Chair of the Audit Committee and, to the extent possible, all other members of the Audit Committee meet with the final candidate for the role, and the full committee holds a discussion in executive session and with management regarding the final candidate and his or her qualifications.

The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2023. Although not required by our organizational documents or applicable law, our Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm, and we believe doing so is consistent with good corporate governance. If the selection of PwC as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm and may do so at any time at its discretion. A representative of PwC is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Auditor Fees and Services

The Audit Committee is responsible for the compensation of the Company’s independent registered public accounting firm and oversees the audit fee negotiations associated with the Company’s retention of PwC. The following table shows the fees for audit and other services provided by PwC for fiscal years 2022 and 2021:

Fees	2022	2021
Audit Fees	$3,909,170	$10,357,000
Audit-Related fees	—	249,415
Tax Fees	—	—
All Other Fees	151,021	5,050
Total	$4,060,191	$10,611,465

Audit Fees. This category includes fees billed for professional services rendered by PwC for the audit of our consolidated financial statements, audit of our internal control over financial reporting, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with acquisitions, new accounting or audit standards, and statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.

Audit-Related Fees. This category includes the aggregate fees billed for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements. No audit-related fees were billed by PwC in 2022.

Tax Fees. No tax fees were billed by PwC in 2022 or 2021.

All Other Fees. This category includes the aggregate fees billed for any other products and services provided by the independent registered public accounting firm.

Pre-Approval Policy

The charter for our Audit Committee states that the Audit Committee shall review and approve the independent auditor’s annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and the independent auditor (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audited services will also be made by the Audit Committee. The Audit Committee may also delegate pre-approval authority to one or more of its members, who shall report any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

All PwC services and fees listed in the table above were pre-approved by the Audit Committee.
Vote Required

Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the total number of shares of common stock present at the meeting in person or represented by proxy and entitled to vote on such matter, voting as a single class. Brokers will have discretionary authority to vote on Proposal 4, since it is considered a routine matter under Nasdaq rules. Abstentions will be counted as present and entitled to vote and will have the same effect as votes “against” this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2023.

OTHER MATTERS

We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Mr. Krause and Dr. Mulpuri will vote as recommended by the Board or, if no recommendation is given, in accordance with their judgment. Mr. Krause and Dr. Mulpuri were designated to be your proxies by the Board.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs. This delivery method will not be used if we receive contrary instructions from one or more of the stockholders sharing a mailing address. If your household has received only one copy, we will promptly deliver a separate copy of the Proxy Statement to any stockholder who sends a written request to our Chief Legal Officer at 195 South Milpitas Blvd., Milpitas, California, 95035. If you own shares of common stock through a bank, broker or other nominee and receive more than one Proxy Statement, contact the holder of record to eliminate duplicate mailings.

If you would like to receive a copy of our Annual Report on Form 10-K, or this proxy statement, please contact our Chief Legal Officer by mail at View, Inc., 195 South Milpitas Blvd., Milpitas, California, 95035, or by telephone at (408) 263-9200, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in this proxy statement.

ATTENDING THE 2023 ANNUAL MEETING OF STOCKHOLDERS OF VIEW, INC.

The 2023 Annual Meeting of Stockholders of View, Inc. will be held in a virtual format only, on July 25, 2023, at 9:00 AM, Pacific Time. You are entitled to attend the virtual Annual Meeting only if you were a View stockholder as of the record date or you hold a valid proxy for the Annual Meeting.

We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. To attend, vote, and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/VIEW2023 using the control number on your proxy card, voting instruction form, or this proxy statement. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. As part of the Annual Meeting, we will hold a live Q&A session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and meeting matters, as time permits. We will offer live technical support for all stockholders attending the Annual Meeting. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, investors.view.com/investor-relations, including information on when the meeting will be reconvened.

We encourage you to vote your proxy via the Internet, by telephone, or by mail prior to the Annual Meeting, even if you plan to attend the virtual Annual Meeting. A list of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders at least 10 days prior to our Annual Meeting at our principal executive offices located at 195 South Milpitas Blvd., Milpitas, California, 95035 during normal business hours, and at the Annual Meeting. It will also be accessible during the Annual Meeting by visiting the meeting website and entering the control number referenced above. Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the Annual Meeting at the meeting website.

Where You Can Find More Information

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, at the SEC’s website at www.sec.gov or on our website at www.view.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the proposals to be presented at the Annual Meeting, you should contact the Company at 195 South Milpitas Blvd., Milpitas, California 95035, or (408) 263-9200.

If you are a stockholder of the Company and would like to request documents, please do so by July 18, 2023 (one week prior to the Annual Meeting), in order to receive them before the Annual Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this proxy statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.

ANNEX A - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

“Adjusted EBITDA”, a non-GAAP financial measure, is defined as loss from before benefit of income taxes and before the impact of non-cash stock-based Compensation plus interest and other expense, net and depreciation and amortization expense. Adjusted EBITDA may be adjusted, in the Compensation Committee’s discretion, for any impact of acquisitions, divestitures, and/or the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results. Below is a reconciliation of Adjusted EBITDA to the most comparable GAAP measure, loss before benefit for income taxes (in thousands):

Fiscal year ended December 31, 2022
Loss before benefit of income taxes	$(336,942)
Impairment of goodwill	9,097
Non-cash stock-based compensation expense	72,783
Interest and other expense, net	3,293
Gain on fair value change, net	(7,285)
Depreciation and amortization expense	23,955
Non-cash warrants impact [1]	2,043
Adjusted EBITDA	$(233,056)
___________________________

1Related to the accounting for warrants issued to RXR FP ("RXR Warrants)" on October 25, 2022 which have been accounted for under U.S. GAAP as consideration payable to a customer and result in non-cash impacts to revenue and cost of revenue.

ANNEX B - CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VIEW, INC.

, 2023

VIEW, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Amendment”), each shares of the Corporation’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. As of the date hereof, the Company does not have any treasury stock.

SECOND: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on

, 2023, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the date first written above.

VIEW, INC.

By:
Name:
Title:

ANNEX C – FORM OF PROXY CARD

VIEW, INC.
195 S. MILPITAS BLVD.
MILPITAS, CA 95035

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/24/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/VIEW2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/24/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. Toby Cosgrove	☐	☐	☐
1b. Nigel Gormly	☐	☐	☐
1c. Julie Larson-Green	☐	☐	☐
1d. Rao Mulpuri	☐	☐	☐
1e. Lisa Picard	☐	☐	☐
1f. Scott Rochler	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..

	For	Against	Abstain
2. Non-binding advisory vote on executive compensation.	☐	☐	☐
3. To adopt and approve an amendment to the Company's Certificate of Incorporation that effects a reverse stock split of the outstanding shares of the Companys Class A common stock, par value $0.0001 per share, at a reverse stock split ratio of 40-for-1, 45-for-1 50-for-1, 55-for-1 or 60-for-1, and to authorize our Board of Directors to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split.	☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0 2 0000000000

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000616430_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

VIEW, INC.
2023 Annual Meeting of Stockholders
July 25, 2023, 9:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Rao Mulpuri and Bill Krause, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIEW, INC. that the stockholder(s) are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time, on July 25, 2023, virtually at: www.virtualshareholdermeeting.com/VIEW2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000616430_2 R1.0.0.6